                                                                  EXHIBIT 17(b)


                 VAN KAMPEN AMERICAN CAPITAL GLOBAL EQUITY FUND
             SUPPLEMENT DATED MARCH 9, 1998 TO THE PROSPECTUS DATED
       SEPTEMBER 28, 1997, AS PREVIOUSLY SUPPLEMENTED ON JANUARY 2, 1998

    The Trustees of the Fund have approved an Agreement and Plan of Reorganization between the Fund and Morgan Stanley Global Equity Allocation Fund (the "Global Equity Allocation Fund"), a series of Morgan Stanley Fund, Inc. advised by Van Kampen American Capital Investment Advisory Corp., providing for the transfer of assets and liabilities of the Fund to the Global Equity Allocation Fund in exchange for shares of common stock of the Global Equity Allocation Fund at its net asset value per share (the "Reorganization").

    The Reorganization is subject to approval by the shareholders of the Fund. Further details of the proposed Reorganization will be contained in the proxy statement/prospectus expected to be mailed to shareholders in 1998.

    The Global Equity Allocation Fund's net assets as of December 31, 1997 were approximately $213 million. Its investment objective is to seek to provide long-term capital appreciation by investing in equity securities of U.S. and non-U.S. issuers in accordance with country weightings determined by the Sub-Adviser and with stock selection within each country designed to replicate a broad market index. The Fund and the Global Equity Allocation Fund have similar investment objectives, policies and practices, and are managed by the same portfolio management team.

    The Fund will continue its normal operations prior to the Reorganization.

    The section of the Prospectus captioned "SHAREHOLDER SERVICES" hereby is supplemented by adding the following:

INTERNET TRANSACTIONS. In addition to performing transactions on your account through written instruction or by telephone, you may also perform certain transactions through the Internet. Please refer to our web site @ www.vkac.com for further instruction. Van Kampen American Capital and its subsidiaries, including ACCESS (collectively, "VKAC"), and the Fund employ procedures considered by them to be reasonable to confirm that instructions communicated through the Internet are genuine. Such procedures include requiring use of a personal identification number prior to acting upon Internet instructions and providing written confirmation of instructions communicated through the Internet. If reasonable procedures are employed, neither VKAC nor the Fund will be liable for following instructions through the Internet which it reasonably believes to be genuine. If an account has multiple owners, ACCESS may rely on the instructions of any one owner.

                          VAN KAMPEN AMERICAN CAPITAL
                    SUPPLEMENT DATED JANUARY 2, 1998 TO THE

                      PROSPECTUS DATED SEPTEMBER 28, 1997
                            VKAC GLOBAL EQUITY FUND
                     VKAC GLOBAL GOVERNMENT SECURITIES FUND

                       PROSPECTUS DATED OCTOBER 28, 1997
                          VKAC AGGRESSIVE GROWTH FUND
                       VKAC GREAT AMERICAN COMPANIES FUND
                                VKAC GROWTH FUND
                              VKAC HIGH YIELD FUND
                                 VKAC PACE FUND
                              VKAC PROSPECTOR FUND
                       VKAC SHORT-TERM GLOBAL INCOME FUND
                           VKAC STRATEGIC INCOME FUND
                               VKAC UTILITY FUND
                                VKAC VALUE FUND

                       PROSPECTUS DATED DECEMBER 29, 1997
                            VKAC CORPORATE BOND FUND
                           VKAC EMERGING GROWTH FUND
                      VKAC HIGH INCOME CORPORATE BOND FUND

        PROSPECTUS DATED JANUARY 28, 1997, AS PREVIOUSLY SUPPLEMENTED ON
                      FEBRUARY 11, 1997 AND AUGUST 4, 1997
                     VKAC U.S. GOVERNMENT TRUST FOR INCOME

         PROSPECTUS DATED MARCH 28, 1997, AS PREVIOUSLY SUPPLEMENTED ON
                                 AUGUST 4, 1997
                          VKAC GROWTH AND INCOME FUND

         PROSPECTUS DATED APRIL 30, 1997, AS PREVIOUSLY SUPPLEMENTED ON
                                 AUGUST 4, 1997
                               VKAC COMSTOCK FUND
                              VKAC ENTERPRISE FUND
                            VKAC EQUITY INCOME FUND
                        VKAC GOVERNMENT SECURITIES FUND
                                VKAC HARBOR FUND
                        VKAC REAL ESTATE SECURITIES FUND

         PROSPECTUS DATED APRIL 30, 1997, AS PREVIOUSLY SUPPLEMENTED ON
                       APRIL 30, 1997 AND AUGUST 4, 1997
                        VKAC GLOBAL MANAGED ASSETS FUND

         PROSPECTUS DATED APRIL 30, 1997, AS PREVIOUSLY SUPPLEMENTED ON
                       AUGUST 4, 1997 AND AUGUST 15, 1997
                     VKAC LIMITED MATURITY GOVERNMENT FUND

    The section of the Prospectus captioned "PURCHASE OF SHARES -- GENERAL" hereby is supplemented by adding the following:

    The Distributor is sponsoring a sales incentive program for A.G. Edwards & Sons, Inc. ("A.G. Edwards"). The Distributor will reallow its portion of the Fund's sales concession to A.G. Edwards on sales of Class A shares of the Fund relating to the "rollover" of any savings into an Individual Retirement Account ("IRA"), the transfer of assets into an IRA and contributions to an IRA, commencing on January 1, 1998 and terminating on April 15, 1998.

    Pursuant to the Fund's Prospectus, the Fund's Class A shares may be purchased at net asset value under certain defined circumstances by certain classes or groups of investors. Certain net asset value categories described in the section "NAV PURCHASE OPTIONS" under "PURCHASE OF SHARES -- CLASS A SHARES -- OTHER PURCHASE PROGRAMS" have been amended as follows:

    (2) Current or retired directors, officers and employees of Morgan Stanley Group Inc. and any of its subsidiaries, employees of an investment subadviser to any fund described in (1) above or an affiliate of such subadviser, and such persons' families and their beneficial accounts.

    (3) Directors, officers, employees and registered representatives of financial institutions that have a selling group agreement with the Distributor and their spouses and children under 21 years of age when purchasing for any accounts they beneficially own, or, in the case of any such financial institution, when purchasing for retirement plans for such institution's employees; provided that such purchases are otherwise permitted by such institutions.

    (4) Registered investment advisers who charge a fee for their services, trust companies and bank trust departments investing on their own behalf or on behalf of their clients. The Distributor may pay Participating Dealers through which purchases are made an amount up to 0.50% of the amount invested, over a 12-month period.

    (5) Trustees and other fiduciaries purchasing shares for retirement plans which invest in multiple fund families through broker-dealer retirement plan alliance programs that have entered into agreements with the Distributor and which are subject to certain minimum size and operational requirements. Trustees and other fiduciaries should refer to the Statement of Additional Information for further detail with respect to such alliance programs.

    An additional net asset value category, as described below, has been added as item number 6 and the remaining items shall be renumbered accordingly.

    (6) Beneficial owners of shares of Participating Funds held by a retirement plan or held in a tax-advantaged retirement account who purchase shares of the Fund with proceeds from distributions from such a plan or retirement account other than distributions taken to correct an excess contribution.

    As stated in the Fund's Prospectus, the Fund reserves the right to amend or terminate the terms of offering shares of the Fund at net asset value at any time.

    The third paragraph of the section of the Prospectus captioned "PURCHASE OF SHARES -- CLASS C SHARES" is hereby amended as follows:

    A commission or transaction fee of up to 1.00% of the purchase amount will generally be paid to authorized dealers at the time of purchase. Authorized dealers also will be paid ongoing commissions and transaction fees of up to 0.75% of the average daily net assets of the Fund's Class C shares generally annually commencing in the second year after purchase. Additionally, the Distributor may, from time to time, pay additional promotional incentives, in the form of cash or other compensation, to authorized dealers that sell Class C shares of the Fund.

    The paragraph of the section of the Prospectus captioned "PURCHASE OF SHARES -- CLASS C SHARES -- WAIVER OF CONTINGENT DEFERRED SALES CHARGE" is hereby amended as follows:

    The CDSC is waived on redemptions of Class B shares and Class C shares (i) following the death or disability (as defined in the Code) of a shareholder,
(ii) in connection with required minimum distributions from an IRA or other retirement plan, (iii) pursuant to the Fund's systematic withdrawal plan but limited to 12% annually of the initial value of the account; (iv) in circumstances under which no commission or transaction fee is paid to authorized dealers at the time of purchase of such shares; and (v) effected pursuant to the right of the Fund to liquidate a shareholder's account as described herein under "Redemption of Shares." The CDSC is also waived on redemptions of Class C shares as it relates to the reinvestment of redemption proceeds in shares of the same class of the Fund within 180 days after redemption. See the Statement of Additional Information for further discussion of waiver provisions.

                                                                   EXHIBIT 17(B)

------------------------------------------------------------------------------
                          VAN KAMPEN AMERICAN CAPITAL
                               GLOBAL EQUITY FUND
------------------------------------------------------------------------------

    Van Kampen American Capital Global Equity Fund (the "Fund") is a separate, diversified series of Van Kampen American Capital World Portfolio Series Trust (the "Trust"), an open-end management investment company. The Fund's investment objective is to seek to provide long-term growth of capital. The Fund seeks to achieve its investment objective by investing in an internationally diversified portfolio of equity securities of companies located in any nation, including the United States. There is no assurance that the Fund will achieve its investment objective.

    The Fund's investment adviser is Van Kampen American Capital Asset Management, Inc. (the "Adviser"). Morgan Stanley Asset Management Inc. provides sub-advisory services to the Adviser of the Fund (the "Subadviser"). This Prospectus sets forth certain information that a prospective investor should know before investing in the Fund. Please read it carefully and retain it for future reference. The address of the Fund is One Parkview Plaza, Oakbrook Terrace, Illinois 60181, and its telephone number is (800) 421-5666.
                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORS NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
    SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR DEPOSITORY INSTITUTION; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. SHARES OF THE FUND INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

    A Statement of Additional Information, dated September 28, 1997, containing additional information about the Fund is hereby incorporated in its entirety into this Prospectus. A copy of the Statement of Additional Information may be obtained without charge by calling (800) 421-5666 or for Telecommunications Device for the Deaf at (800) 421-2833. The Statement of Additional Information has been filed with the Securities and Exchange Commission (the "SEC") and is available along with other related materials of the Fund at the SEC's internet web site (http://www.sec.gov).
                               ------------------
                         VAN KAMPEN AMERICAN CAPITAL SM
                               ------------------

                  THIS PROSPECTUS IS DATED SEPTEMBER 28, 1997.

------------------------------------------------------------------------------
                               TABLE OF CONTENTS
------------------------------------------------------------------------------


                                                                PAGE
                                                                ----
Prospectus Summary..........................................      3
Shareholder Transaction Expenses............................      5
Annual Fund Operating Expenses and Example..................      6
Financial Highlights........................................      8
The Trust...................................................     10
Investment Objective and Policies...........................     10
Investment Practices........................................     14
Investment Advisory Services................................     19
Alternative Sales Arrangements..............................     22
Purchase of Shares..........................................     25
Shareholder Services........................................     35
Redemption of Shares........................................     39
Distribution and Service Plans..............................     42
Distributions from the Fund.................................     44
Tax Status..................................................     44
Fund Performance............................................     50
Description of Shares of the Fund...........................     52
Additional Information......................................     53


  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE ADVISER OR THE DISTRIBUTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY THE FUND OR BY THE DISTRIBUTOR TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL FOR THE FUND TO MAKE SUCH AN OFFER IN SUCH JURISDICTION.

------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY
------------------------------------------------------------------------------

THE FUND. Van Kampen American Capital Global Equity Fund (the "Fund") is a separate, diversified series of Van Kampen American Capital World Portfolio Series Trust (the "Trust"). The Trust is an open-end management investment company organized as a Delaware business trust.

MINIMUM PURCHASE. $500 minimum initial investment for each class of shares and $25 minimum for each subsequent investment for each class of shares (or less as described under "Purchase of Shares").

INVESTMENT OBJECTIVE. The investment objective of the Fund is to seek to provide long-term growth of capital. There is no assurance the Fund will achieve its investment objective. See "Investment Objective and Policies."


INVESTMENT POLICY. The Fund seeks to achieve its investment objective by investing in an internationally diversified portfolio of equity securities of companies located in any nation, including the United States. See "Investment Objective and Policies."


INVESTMENT RESULTS. The investment results of the Fund are shown in the table of "Financial Highlights."


RISK FACTORS. Investing in equity securities of foreign issuers may subject the Fund to risks of foreign political, economic and legal conditions and developments. See "Investment Objective and Policies -- Risk Factors." The Fund may purchase and sell options, futures contracts and related options, which include additional risks. See "Investment Practices -- Using Options, Futures Contracts and Related Options."


ALTERNATIVE SALES ARRANGEMENTS. The Fund offers three classes of shares to the public, each with its own sales charge structure: Class A shares, Class B shares and Class C shares. Each class has distinct advantages and disadvantages for different investors, and investors may choose the class of shares that best suits their circumstances and objectives. Each class of shares represents an interest in the same portfolio of investments of the Fund. See "Alternative Sales Arrangements."

  Class A Shares. Class A shares are offered at net asset value per share plus a maximum initial sales charge of 5.75% of the offering price (6.10% of the net amount invested), reduced on investments of $50,000 or more. Investments of $1 million or more are not subject to any sales charge at the time of purchase, but a contingent deferred sales charge ("CDSC") of 1.00% may be imposed on redemptions made within one year of the purchase. Class A shares are subject to an annual service fee of up to 0.25% of its average daily net assets attributable to such class of shares. See "Purchase of Shares -- Class A Shares" and "Distribution and Service Plans."

  Class B Shares. Class B shares are offered at net asset value per share and are subject to a maximum CDSC of 5.00% on redemptions made within the first year after purchase and declining thereafter to 0.00% after the fifth year. See "Redemption of Shares." Class B shares are subject to a combined annual distribution fee and service fee of up to 1.00% of the Fund's average daily net assets attributable to such class of shares. See "Purchase of Shares -- Class B Shares" and "Distribution and Service Plans." Class B shares convert automatically to Class A shares eight years after the end of the calendar month in which the shareholder's order to purchase was accepted. See "Alternative Sales Arrangements -- Conversion Feature."



  Class C Shares. Class C shares are offered at net asset value per share and are subject to a CDSC of 1.00% on redemptions made within one year of purchase. See "Redemption of Shares." Class C shares are subject to a combined annual distribution fee and service fee of up to 1.00% of the Fund's average daily net assets attributable to such class of shares. See "Purchase of Shares -- Class C Shares" and "Distribution and Service Plans."


INVESTMENT ADVISERS. Van Kampen American Capital Asset Management, Inc. (the "Adviser") is the Fund's investment adviser. Morgan Stanley Asset Management Inc. (the "Subadviser") provides sub-advisory services to the Adviser.

DISTRIBUTOR. Van Kampen American Capital Distributors, Inc. (the "Distributor") distributes the Fund's shares.

DISTRIBUTIONS FROM THE FUND. Dividends from net investment income and capital gains, if any, are distributed annually. All dividends and distributions are automatically reinvested in shares of the Fund at net asset value per share (without sales charge) unless payment in cash is requested. See "Distributions from the Fund."

      The foregoing is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus.

------------------------------------------------------------------------------
SHAREHOLDER TRANSACTION EXPENSES
------------------------------------------------------------------------------

                                    CLASS A        CLASS B        CLASS C
                                    SHARES         SHARES          SHARES
                                    -------        -------        -------
Maximum sales charge imposed on
  purchases (as a percentage of
  offering price).................   5.75%(1)       None            None
Maximum sales charge imposed on
  reinvested dividends (as a
  percentage of offering price)...    None          None            None
Deferred sales charge (as a
  percentage of the lesser of
  original purchase price or                                        Year
  redemption proceeds)............    None(2)   Year 1--5.00%     1--1.00%
                                                Year 2--4.00%   After--None
                                                Year 3--3.00%
                                                Year 4--2.50%
                                                Year 5--1.50%
                                                 After--None
Redemption fees (as a percentage
  of amount redeemed).............    None          None            None
Exchange fee......................    None          None            None

------------------------------------------------------------------------------
(1) Reduced for purchases of $50,000 and over. See "Purchase of Shares -- Class A Shares."

(2) Investments of $1 million or more are not subject to any sales charge at the time of purchase, but a CDSC of 1.00% may be imposed on redemptions made within one year of the purchase. See "Purchase of Shares -- Class A Shares."

------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES AND EXAMPLE
------------------------------------------------------------------------------


                                             CLASS A   CLASS B   CLASS C
                                             SHARES    SHARES    SHARES
                                             -------   -------   -------
Management Fees (as a percentage of average
  daily net assets)........................   1.00%     1.00%     1.00%
12b-1 Fees (as a percentage of average
  daily net assets)(1).....................   0.25%     1.00%(2)  1.00%(2)
Other Expenses (as a percentage of average
  daily net assets)........................   0.84%     0.86%     0.87%
Total Fund Operating Expenses (as a
  percentage of average daily net
  assets)..................................   2.09%     2.86%     2.87%


------------------------------------------------------------------------------
(1) Class A shares are subject to an annual service fee of up to 0.25% of the average daily net assets attributable to such class of shares. Class B shares and Class C shares are each subject to a combined annual distribution and service fee of up to 1.00% of the average daily net assets attributable to such class of shares. See "Distribution and Service Plans."


(2) Long-term shareholders may pay more than the economic equivalent of the maximum front-end sales charges permitted as a Fund-level expense by NASD Rules.

                                             ONE     THREE    FIVE      TEN
                                             YEAR    YEARS    YEARS    YEARS
EXAMPLE:                                     ----    -----    -----    -----
You would pay the following expenses on a
  $1,000 investment, assuming (i) an
  operating expense ratio of 2.09% for
  Class A shares, 2.86% for Class B shares
  and 2.87% for Class C shares, (ii) a
  5.00% annual return and (iii) redemption
  at the end of each time period:
    Class A................................  $77     $119     $163     $286
    Class B................................  $79     $119     $166     $300*
    Class C................................  $39     $ 89     $151     $320
You would pay the following expenses on the
  same $1,000 investment assuming no
  redemption at the end of each time
  period:
    Class A................................  $77     $119     $163     $286
    Class B................................  $29     $ 89     $151     $300*
    Class C................................  $29     $ 89     $151     $320


------------------------------------------------------------------------------
* Based on conversion to Class A shares after eight years.


  The purpose of the foregoing table is to assist an investor in understanding the various costs and expenses that an investor in the Fund will bear directly or indirectly. The "Example" reflects expenses based on the "Annual Fund Operating Expenses" table as shown above carried out to future years and is included to provide a means for the investor to compare expense levels of funds with different fee structures over varying investment periods. To facilitate such comparison, all funds are required by the SEC to utilize a 5.00% annual return assumption. The ten year amount with respect to Class B shares of the Fund reflects the lower aggregate 12b-1 and service fees applicable to such shares after conversion to Class A shares. Class B shares acquired through the exchange privilege are subject to the contingent deferred sales charge schedule relating to the Class B shares of the fund from which the purchase of Class B shares was originally made. Accordingly, future expenses as projected could be higher than those determined in the above table if the investor's Class B shares were exchanged from a fund with a higher CDSC. THE INFORMATION CONTAINED IN THE ABOVE TABLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. For a more complete description of such costs and expenses, see "Purchase of Shares," "Investment Advisory Services," "Redemption of Shares" and "Distribution and Service Plans."

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS (Selected data for a share of beneficial interest outstanding throughout each of the periods indicated)
--------------------------------------------------------------------------------


  The following financial highlights have been audited by Price Waterhouse LLP, independent accountants, whose report thereon was unqualified. The most recent annual report (which contains financial highlights for the last five years) is included in the Statement of Additional Information and may be obtained by shareholders without charge by calling the telephone number on the cover of this Prospectus. This information should be read in conjunction with the financial statements and notes thereto included in the Statement of Additional Information.



                                                                               CLASS A SHARES
                                            -------------------------------------------------------------------------------------
                                                            YEAR ENDED MAY 31,                              AUG. 5, 1991
                                            ---------------------------------------------------    (COMMENCEMENT OF DISTRIBUTION)
                                            1997(E)    1996(A)    1995(A)     1994      1993(A)          TO MAY 31, 1992(A)
                                            -------    -------    -------    -------    -------    ------------------------------
Net Asset Value, Beginning of the
 Period.................................    $13.98     $11.79     $11.67     $ 10.76    $10.44                 $ 9.33
                                           --------    -------    -------    -------    -------                 -----
 Net Investment Gain (Loss).............     (.064)      (.04)      (.04)       (.06)    (.055)                  .025
 Net Realized and Unrealized Gain on
   Securities...........................     2.460      2.561        .42      1.0125     .7775                  1.145
                                           --------    -------    -------    -------    -------                 -----
Total from Investment Operations........     2.396      2.521        .38       .9525     .7225                   1.17
                                           --------    -------    -------    -------    -------                 -----
Less:
 Distributions in Excess of Net
   Investment Income....................      .137        -0-        -0-         -0-       -0-                    -0-
 Distributions from and in Excess of Net
   Realized Gain on Securities..........      .401       .331        .26       .0425     .4025                    .06
                                           --------    -------    -------    -------    -------                 -----
Total Distributions.....................      .538       .331        .26       .0425     .4025                    .06
                                           --------    -------    -------    -------    -------                 -----
Net Asset Value, End of the Period......   $15.838     $13.98     $11.79     $ 11.67    $10.76                 $10.44
                                           ========    =======    =======    =======    =======                 =====
Total Return(b).........................    17.67%     21.85%      3.36%       9.17%     7.13%                 12.56%
Net Assets at End of the Period (In
 millions)..............................    $136.9     $106.7      $60.1       $41.8     $12.7                  $8.4
Ratio of Expenses to Average Net
 Assets(c)..............................     2.09%      2.22%      2.29%       2.46%     2.93%                  2.07%
Ratio of Net Investment Loss to Average
 Net Assets(c)..........................     (.46%)     (.30%)     (.35%)      (.46%)    (.57%)                  .29%
Portfolio Turnover......................      144%        94%       120%        116%      120%                   135%
Average Commission Rate per Equity Share
 Traded(d)..............................    $.0206     $.0199       --         --         --                      --


--------------------------------

 (a) Based on average month-end shares outstanding.


 (b) Total Return is based upon Net Asset Value which does not include payment of the maximum sales charge or contingent deferred sales charge.


(c) For the year ended May 31, 1993, the Ratios of Expenses and Net Investment Loss to Average Net Assets would have been 3.28% and (.92%), respectively, had the Adviser not reimbursed certain expenses of the Fund. The impact on the Ratios due to the Adviser's reimbursement of certain expenses for other periods was less than 0.01%.


(d) Represents the average brokerage commission paid per equity share traded during the period for trades where commissions were applicable. This disclosure was not required in fiscal years prior to 1996.


(e) The Fund changed its investment subadviser effective April 1, 1997. See "Investment Advisory Services."


                                             (Table continued on following page)

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS -- (CONTINUED)
--------------------------------------------------------------------------------

                                                                             CLASS B SHARES
                                                   -------------------------------------------------------------------
                                                                                                      NOV. 15, 1991
                                                                 YEAR ENDED MAY 31,                  (COMMENCEMENT OF
                                                   ----------------------------------------------     DISTRIBUTION)
                                                   1997(E)   1996(A)   1995(A)    1994    1993(A)   TO MAY 31, 1992(A)
                                                   -------   -------   -------   ------   -------   ------------------
Net Asset Value, Beginning of the Period.........  $ 13.53   $11.50    $11.48    $10.67   $10.46          $ 9.78
                                                   -------   ------    ------    ------   ------           -----
 Net Investment Loss.............................    (.139)    (.14)     (.13)     (.13)   (.135)          (.005)
 Net Realized and Unrealized Gain on
   Securities....................................    2.358    2.501       .41     .9825    .7475            .745
                                                   -------   ------    ------    ------   ------           -----
Total from Investment Operations.................    2.219    2.361       .28     .8525    .6125             .74
                                                   -------   ------    ------    ------   ------           -----
Less:
 Distributions in Excess of Net Investment
   Income........................................     .030      -0-       -0-       -0-      -0-             -0-
 Distributions from and in Excess of Net Realized
   Gain on Securities............................     .401     .331       .26     .0425    .4025             .06
                                                   -------   ------    ------    ------   ------           -----
Total Distributions..............................     .431     .331       .26     .0425    .4025             .06
                                                   -------   ------    ------    ------   ------           -----
Net Asset Value, End of the Period...............  $15.318   $13.53    $11.50    $11.48   $10.67          $10.46
                                                   =======   ======    ======    ======   ======           =====
Total Return(b)..................................   16.83%   20.90%     2.62%     8.21%    6.15%           7.58%
Net Assets at End of the Period (In millions)....  $ 124.1   $ 92.8    $ 64.7    $ 48.8   $  6.9          $  1.2
Ratio of Expenses to Average Net Assets(c).......    2.86%    2.99%     3.05%     3.21%    3.88%           3.11%
Ratio of Net Investment Loss to Average Net
 Assets(c).......................................   (1.22%)  (1.11%)   (1.11%)   (1.19%)  (1.41%)          (.12%)
Portfolio Turnover...............................     144%      94%      120%      116%     120%            135%
Average Commission Rate per Equity Share
 Traded(d).......................................  $ .0206   $.0199      --        --       --           --

                                                                    CLASS C SHARES
                                                   ------------------------------------------------
                                                                                   JUNE 21, 1993
                                                       YEAR ENDED MAY 31,         (COMMENCEMENT OF
                                                   ---------------------------     DISTRIBUTION)
                                                   1997(E)   1996(A)   1995(A)   TO MAY 31, 1994(A)
                                                   -------   -------   -------   ------------------
Net Asset Value, Beginning of the Period.........  $ 13.66   $11.61    $11.59         $ 10.29
                                                   -------   ------    ------         -------
 Net Investment Loss.............................    (.137)    (.14)     (.13)           (.13)
 Net Realized and Unrealized Gain on
   Securities....................................    2.372    2.521       .41          1.4725
                                                   -------   ------    ------         -------
Total from Investment Operations.................    2.235    2.381       .28          1.3425
                                                   -------   ------    ------         -------
Less:
 Distributions in Excess of Net Investment
   Income........................................     .030      -0-       -0-             -0-
 Distributions from and in Excess of Net Realized
   Gain on Securities............................     .401     .331       .26           .0425
                                                   -------   ------    ------         -------
Total Distributions..............................     .431     .331       .26           .0425
                                                   -------   ------    ------         -------
Net Asset Value, End of the Period...............  $15.464   $13.66    $11.61         $ 11.59
                                                   =======   ======    ======         =======
Total Return(b)..................................   16.82%   20.87%     2.60%         13.06%*
Net Assets at End of the Period (In millions)....  $  13.0   $  9.2    $  6.6         $   5.1
Ratio of Expenses to Average Net Assets(c).......    2.87%    3.00%     3.05%           3.21%
Ratio of Net Investment Loss to Average Net
 Assets(c).......................................   (1.23%)  (1.10%)   (1.13%)         (1.15%)
Portfolio Turnover...............................     144%      94%      120%            116%
Average Commission Rate per Equity Share
 Traded(d).......................................  $ .0206   $.0199      --           --


--------------------------------

  *  Non-Annualized.


 (a) Based on average month-end shares outstanding.


 (b) Total Return is based upon Net Asset Value which does not include payment of the maximum sales charge or contingent deferred sales charge.


 (c) For the year ended May 31, 1993, the Ratios of Expenses and Net Investment Loss to Average Net Assets for Class B Shares would have been 4.50% and (2.02%), respectively, had the Adviser not reimbursed certain expenses of the Fund. The impact on the Ratios due to the Adviser's reimbursement of certain expenses for the other periods presented was less than 0.01%.


 (d) Represents the average brokerage commission paid per equity share traded during the period for trades where commissions were applicable. This disclosure was not required in fiscal years prior to 1996.


 (e) The Fund changed its investment subadviser effective April 1, 1997. See "Investment Advisory Services."

------------------------------------------------------------------------------
THE TRUST
------------------------------------------------------------------------------


  The Trust is an open-end management investment company, commonly known as a mutual fund. A mutual fund provides, for those who have similar investment goals, a practical and convenient way to invest in a diversified portfolio of securities by combining their resources in an effort to achieve such goals.


  Van Kampen American Capital Asset Management, Inc. (the "Adviser") provides investment advisory and administrative services to the Fund. The Adviser and its affiliates also manage other mutual funds distributed by Van Kampen American Capital Distributors, Inc. (the "Distributor"). To obtain prospectuses and other information on any of these other funds, please call the telephone number on the cover page of the Prospectus.

------------------------------------------------------------------------------
INVESTMENT OBJECTIVE AND POLICIES
------------------------------------------------------------------------------

  The investment objective of the Fund is to seek to provide long-term growth of capital. The Fund seeks to achieve its investment objective by investing in an internationally diversified portfolio of equity securities of companies located in any nation, including the United States. The Fund intends to be invested in equity securities of companies located in at least three countries, including the United States. Under normal market conditions, at least 65% of the Fund's total assets are so invested. Equity securities include common stocks, preferred stocks and warrants or options to acquire such securities. In selecting portfolio securities, the Fund attempts to take advantage of the differences between economic trends and the anticipated performance of securities markets in various countries.

  The Adviser, subject to the direction of the Trustees, provides the Fund with an overall investment program consistent with the Fund's investment objective and policies. The Subadviser, subject to overall review by the Adviser and the Fund's Trustees, is responsible for recommending an optimal geographic equity allocation and is responsible for providing advice with respect to specific investments. Investments may be shifted among the world's various capital markets and among different types of securities in accordance with ongoing analysis provided by the Adviser and the Subadviser of trends and developments affecting such markets and securities. The Adviser and the Subadviser are sometimes referred to herein collectively as the Adviser.

  The Adviser utilizes a "top-down" approach in selecting investments for the Fund that emphasizes country selection and weighting rather than individual securities selection. This approach reflects the Adviser's philosophy that a diversified selection of securities representing exposure to world markets based upon the economic outlook and current valuation levels for each country is an effective way to maximize the return and minimize the risk associated with global investment. There is no assurance that the Adviser's approach will be successful or that the Fund's investment objective will be realized.


  The Adviser determines country allocations for the Fund on an ongoing basis within policy ranges dictated by each country's market capitalization and liquidity. The Fund will invest in the United States and other industrialized countries throughout the world that comprise the Morgan Stanley Capital International World Index. These countries currently are Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Italy, Japan, the Netherlands, New Zealand, Norway, Singapore/Malaysia, Spain, Sweden, Switzerland, the United Kingdom and the United States. In addition, the Fund may invest a portion of its assets in emerging country equity securities. The Fund currently intends to invest in some or all of the following countries:
Argentina, Indonesia, Portugal, South Africa, Brazil, Malaysia, Philippines, Thailand, India, Mexico, South Korea and Turkey.

  By analyzing a variety of macroeconomic and political factors, the Adviser develops fundamental projections on interest rates, currencies, corporate profits and economic growth for each country. These country projections are then used to determine what the Adviser believes to be a fair value for the stock market of each country. Discrepancies between actual value and fair value, as determined by the Adviser, provide an expected return for each stock market. The expected return is adjusted by currency return expectations derived from the Adviser purchasing-power parity exchange rate model to arrive at an expected total return in U.S. Dollars. The final country allocation decision is then reached by considering the expected total return in light of various country specific considerations such as market size, volatility, liquidity and country risk.


  Within a particular country, investments are made through the purchase of equity securities which, in the aggregate, replicate a broad market index, which in most cases will be the Morgan Stanley Capital International ("MSCI") Index for the particular country. The MSCI Indices measure the performance of stock markets worldwide. The various MSCI Indices are based on the share prices of companies listed on the local stock exchange of the specified country or countries within a specified region. The combined market capitalization of companies in these indices represent approximately 60 percent of the aggregate market value of the covered stock exchanges. Companies included in the MSCI country index replicate the industry composition of the local market and are a representative sampling of large, medium and small companies, subject to liquidity. Non-domiciled companies traded on the local exchange and companies with restricted float due to dominant shareholders or cross-ownership are avoided. The Adviser may overweight or underweight an industry segment of a particular index if it concludes this would be advantageous to the Fund.

  The Fund may purchase foreign securities in the form of American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs") or other securities representing underlying shares of foreign companies. ADRs are publicly traded on exchanges or over-the-counter in the United States and are issued through "sponsored" or "unsponsored" arrangements. In a sponsored ADR arrangement, the foreign issuer assumes the obligation to pay some or all of the depositary's transaction fees, whereas under an unsponsored arrangement, the foreign issuer assumes no obligations and the depositary's transaction fees are paid by the ADR holders. In addition, less information is available in the United States about an unsponsored ADR than about a sponsored ADR. The Fund may invest in ADRs through both sponsored and unsponsored arrangements.

  The Fund may invest cash temporarily in short-term debt instruments. Such temporary investments will only be made with cash held to maintain liquidity or pending investment. See "Temporary Short-Term Investments" herein.

  The investment policies, the percentage limitations and the types of securities in which the Fund may invest may be changed by the Trustees, unless expressly governed by those limitations as described under "Investment
Practices -- Investment Restrictions" which can be changed only by action of the shareholders.

  An investment in the Fund may not be appropriate for all investors. The Fund is not intended to be a complete investment program, and investors should consider their long-term investment goals and financial needs when making an investment decision with respect to the Fund. An investment in the Fund is intended to be a long-term investment, and should not be used as a trading vehicle.


  RISK FACTORS. An investment in the Fund involves risks similar to those of investing in foreign equity securities generally. Investment in equity securities of foreign issuers may subject the Fund to risks of foreign political, economic and legal conditions and developments. Such conditions or developments might include favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets of companies, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against a foreign issuer. Also, foreign equity securities may not be as liquid and may be more volatile than comparable domestic equity securities.



  Issuers of foreign equity securities are subject to different, often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers.

Brokerage costs incurred in purchasing and selling securities in foreign securities markets generally are higher than such costs in comparable transactions in domestic securities markets, and foreign custodial costs relating to the Fund's portfolio securities are higher than domestic custodial costs. See also "Investment Practices" for a discussion of certain additional risks related to investment practices that may be utilized by the Fund, including use of options, futures contracts and related options.

  FOREIGN CURRENCY TRANSACTIONS. The value of the Fund's portfolio securities that are traded in foreign markets may be affected by changes in currency exchange rates and exchange control regulations. In addition, the Fund will incur costs in connection with conversions between various currencies. The Fund's foreign currency exchange transactions generally will be conducted on a spot basis (that is, cash basis) at the spot rate for purchasing or selling currency prevailing in the foreign currency exchange market. The Fund purchases and sells foreign currency on a spot basis in connection with the settlement of transactions in securities traded in such foreign currency. The Fund does not purchase and sell foreign currencies as an investment.

  The Fund also may enter into contracts with banks or other foreign currency brokers or dealers to purchase or sell foreign currencies at a future date ("forward contracts") and purchase and sell foreign currency futures contracts to hedge against changes in foreign currency exchange rates. A foreign currency forward contract is a negotiated agreement between the contracting parties to exchange a specified amount of currency at a specified future time at a specified rate. The rate can be higher or lower than the spot rate between the currencies that are the subject of the contract.

  The Fund may attempt to hedge against changes in the value of the United States dollar in relation to a foreign currency by entering into a forward contract for the purchase or sale of the amount of foreign currency invested or to be invested, or by buying or selling a foreign currency futures contract for such amount. Such hedging strategies may be employed before the Fund purchases a foreign security traded in the hedged currency which the Fund anticipates acquiring or between the date the foreign security is purchased or sold and the date on which payment therefor is made or received. Hedging against a change in the value of a foreign currency in the foregoing manner does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline. Furthermore, such hedging transactions reduce or preclude the opportunity for gain if the value of the hedged currency should move in the direction opposite to the hedged position. The Fund will not speculate in foreign currency forward or futures contracts or through the purchase and sale of foreign currencies.

  TEMPORARY SHORT-TERM INVESTMENTS. The Fund's policy is to be fully invested in common stocks and securities convertible into common stocks. The Fund may, however, hold a portion of its assets in cash to meet redemptions and other day-to-day operating expenses. In addition, the Fund may hold a portion or all of assets in cash as a temporary defensive strategy when the Adviser determines such a strategy is necessary in light of significant adverse market, economic, political or other circumstances. It is impossible to predict when or for how long the Fund will employ such defensive strategy. The Fund may invest cash held for such purposes in obligations of the United States and of foreign governments, including their political subdivisions, commercial paper, bankers' acceptances, certificates of deposit, repurchase agreements collateralized by these securities, and other short-term evidences of indebtedness. The Fund will purchase commercial paper only if it is rated Prime-1 or Prime-2 by Moody's Investors Services, Inc. or A-1 or A-2 by Standard & Poor's Ratings Group. The Fund also may invest cash held for such purposes in short-term, high grade foreign debt securities. High grade foreign debt securities are those debt securities of foreign issuers which the Adviser determines to have creditworthiness substantially equivalent to that of domestic issuers of debt securities rated investment grade.


------------------------------------------------------------------------------
INVESTMENT PRACTICES
------------------------------------------------------------------------------

  REPURCHASE AGREEMENTS. The Fund may enter into repurchase agreements with domestic or foreign banks or broker-dealers in order to earn a return on temporarily available cash. A repurchase agreement is a short-term investment in which the purchaser (i.e., the Fund) acquires ownership of a debt security and the seller agrees to repurchase the obligation at a future time and set price, thereby determining the yield during the holding period. Repurchase agreements involve certain risks in the event of a default by the other party. The Fund will not invest in repurchase agreements maturing in more than seven days if any such investment, together with any other illiquid securities held by the Fund, exceeds 10% of the value of the Fund's net assets. In the event of the bankruptcy or other default of the seller of a repurchase agreement, the Fund could experience delays in liquidating the underlying securities including: (a) possible decline in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto; (b) possible lack of access to income on the underlying security during this period; and (c) expenses of enforcing its rights.

  For the purpose of investing in repurchase agreements, the Adviser aggregates the cash that certain funds advised or subadvised by the Adviser or certain of its affiliates would otherwise invest separately into a joint account. The cash in the joint account is then invested in repurchase agreements and the funds that contributed to the joint account share pro rata in the net revenue generated. The Adviser believes that the joint account produces efficiencies and economies of scale that may contribute to reduced transaction costs, higher returns, higher quality investments and greater diversity of investments for the Fund than would be available to the

Fund investing separately. The manner in which the joint account is managed is subject to conditions set forth in an SEC exemptive order authorizing this practice, which conditions are designed to ensure the fair administration of the joint account and to protect the amounts in that account.

  PORTFOLIO TRANSACTIONS AND BROKERAGE PRACTICES. The Adviser is responsible for the placement of orders for the purchase and sale of portfolio securities for the Fund and the negotiation of brokerage commissions on such transactions. Brokerage firms are selected on the basis of their professional capability for the type of transaction and the value and quality of execution of services on a continuing basis. The Adviser is authorized to place portfolio transactions to the extent permitted by law, with brokerage firms affiliated with the Fund and with brokerage firms participating in the distribution of shares of the Fund and other Van Kampen American Capital mutual funds if it reasonably believes that the quality of the execution and the commission are comparable to that available from other qualified firms. The Adviser is authorized to pay higher commissions to brokerage firms that provide investment and research information than to firms which do not provide such services if the Adviser determines that such commissions are reasonable in relation to the overall services provided. The information received may be used by the Adviser in managing the assets of other advisory accounts as well as in the management of the assets of the Fund.


  PORTFOLIO TURNOVER. A change in securities held by the Fund is known as "portfolio turnover" and may involve the payment by the Fund of brokerage commissions or dealer mark-up and other transaction costs on the sale of securities as well as on the investment of the proceeds in other securities. The portfolio turnover rate for a fiscal year is the ratio of the lesser of purchases or sales of portfolio securities to the average value of portfolio securities, excluding debt securities whose maturities at acquisition were one year or less. The rate may exceed 100% in any given year, which is higher than that of many other investment companies. A higher portfolio turnover rate increases the Fund's transactions costs, including brokerage commissions, and may result in the realization of more short-term capital gains than if the Fund had a lower portfolio turnover. The turnover rate will not be a limiting factor, however, if the Adviser deems portfolio changes appropriate. The Fund's annual portfolio turnover rate is shown in the table of "Financial Highlights."


  LOANS OF PORTFOLIO SECURITIES. The Fund may lend portfolio securities to unaffiliated brokers, dealers and financial institutions provided that (a) immediately after any such loan, the value of the securities loaned does not exceed 15% of the total value of the Fund's assets, and (b) any securities loan is collateralized in accordance with applicable regulatory requirements. Lending portfolio securities involves risks of delay in recovery of the loaned securities or, in some cases, loss of rights in the collateral should the borrower fail financially.

  RESTRICTED SECURITIES. The Fund may invest up to 10% of its net assets in restricted securities and other illiquid assets. As used herein, restricted securities are those that have been sold in the United States without registration under the Securities Act of 1933 ("1933 Act") and are thus subject to restrictions on resale. Excluded from the limitation, however, are any restricted securities which are eligible for resale pursuant to Rule 144A under the 1933 Act and which have been determined to be liquid by the Trustees or by the Adviser pursuant to Board-approved guidelines. The determination of liquidity is based on the volume of reported trading in the institutional secondary market for each security. Since it is not possible to predict with assurance how the markets for restricted securities sold and offered under Rule 144A will develop, the Trustees will carefully monitor the Fund's investment in these securities focusing on such factors, among others, as valuation, liquidity and availability of information. This investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities. These difficulties and delays could result in the Fund's inability to realize a favorable price upon disposition of restricted securities, and in some cases might make disposition of such securities at the time desired by the Fund impossible. Since market quotations are not readily available for restricted securities, such securities will be valued by a method that the Fund's Trustees believe accurately reflects fair value. Also excluded from this limitation are securities purchased by the Fund issued by other investment companies to the extent permitted by (i) the 1940 Act, as amended from time to time, (ii) the rules and regulations promulgated by the SEC under the 1940 Act, as amended from time to time, or (iii) an exemption or other relief from the provisions of the 1940 Act.


  SHORT SALES AGAINST THE BOX. The Fund may from time to time make short sales of securities it owns or has the right to acquire. A short sale is "against the box" to the extent that the Fund contemporaneously owns or has the right to obtain at no added cost securities identical to those sold short. In a short sale, the Fund does not immediately deliver the securities sold and does not receive the proceeds from the sale. The Fund is said to have a short position in the securities sold until it delivers the securities sold, at which time it receives the proceeds of the sale. The Fund may not make short sales or maintain a short position if doing so would cause more than 25% of its total assets, taken at market value, to be held as collateral for such sales.

  To secure its obligation to deliver the securities sold short, the Fund will deposit in escrow in a separate account with its Custodian an equal amount of the securities sold short or securities convertible into or exchangeable for such securities. The Fund may close out a short position by purchasing and delivering an equal amount of the securities sold short, rather than by delivering securities already held by the Fund, because the Fund may want to continue to receive interest and dividend payments on securities in its portfolio that are convertible into the securities sold short.


  USING OPTIONS, FUTURES CONTRACTS AND RELATED OPTIONS. The Fund expects to utilize options, futures contracts and options thereon in several different ways, depending upon the status of the Fund's portfolio and the Adviser's expectations concerning the securities markets.


  In times of stable or rising security prices, the Fund generally seeks to be fully invested in the equity securities. Even when the Fund is fully invested, however, prudent management requires that at least a small portion of assets be available as cash to honor redemption requests and for other short-term needs. The Fund also may have cash on hand that has not yet been invested. The portion of the Fund's assets that is invested in cash equivalents does not fluctuate with security market prices, so that, in times of rising market prices, the Fund may underperform the market in proportion to the amount of cash equivalents in its portfolio. By purchasing futures contracts, however, the Fund can seek to "equitize" the cash portion of its assets and may obtain performance equivalent to investing 100% of its assets in equity securities.



  If the Adviser anticipates a market decline, the Fund may seek to reduce its exposure to the securities markets by increasing its cash position. By selling futures contracts instead of portfolio securities, a similar result may be achieved to the extent that the performance of the stock index futures contracts correlates to the performance of the Fund's portfolio securities. Sales of futures contracts frequently may be accomplished more rapidly and at less cost than the actual sale of securities. Once the desired hedged position has been effected, the Fund could then liquidate securities in a more deliberate manner, reducing its futures position simultaneously to maintain the desired balance, or it could maintain the hedged position.


  As an alternative to selling stock index futures contracts, the Fund can purchase stock index puts (or stock index futures puts) to hedge the portfolio's risk in a declining market. Since the value of a put increases as the index declines below a specified level, the portfolio's value is protected against a market decline to the degree the performance of the index correlates with the performance of the Fund's investment portfolio. If the market remains stable or advances, the Fund can refrain from exercising the put and its portfolio will participate in the advance, having incurred only the premium cost for the put.


  The Fund is authorized to purchase and sell over-the-counter options ("OTC Options"). OTC options are purchased from or sold to securities dealers, financial institutions or other parties ("Counterparties") through direct bilateral agreement with the Counterparty. The Fund will sell only OTC Options (other than over-the-counter currency options) that are subject to a buy-back provision permitting the Fund to require to the Counterparty to sell the option back to the Fund at a formula price within seven days. The staff of the SEC currently takes the position that, in general, OTC options on securities other than U.S. Government securities purchased by the Fund, and portfolio securities covering OTC options sold by the Fund, are illiquid securities subject to the Fund's limitation on investing no more than 10% of its assets in illiquid securities.


  In certain cases the options and futures markets provide investment or risk management opportunities that are not available from direct investments in securities. In addition, some strategies can be performed with greater ease and at lower cost by utilizing the options and futures markets rather than purchasing or selling portfolio securities.

  Potential Risks of Options, Futures Contracts and Related Options. The purchase and sale of options and futures contracts involve risks different from those involved with direct investments in underlying securities. While utilization of options, futures contracts and similar instruments may be advantageous to the Fund, if the Adviser is not successful in employing such instruments in managing the Fund's investments, the Fund's performance will be worse than if the Fund did not make such investments. In addition, the Fund would pay commissions and other costs in connection with such investments, which may increase the Fund's expenses and reduce its return.


  In order to prevent leverage in connection with the purchase of futures contracts by the Fund, an amount of cash or liquid securities equal to the market value of the obligation under the futures contracts (less any related margin deposits) will be maintained in a segregated account with the Custodian. The Fund may not invest more than 10% of its net assets in illiquid securities, including OTC Options and repurchase agreements which have a maturity of longer than seven days.


  INVESTMENT RESTRICTIONS. The Fund has adopted a number of fundamental investment restrictions that may not be changed without approval by a vote of a majority of the outstanding voting securities of the Fund (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")). The percentage limitations need only be met at the time the investment is made or other relevant action taken. These restrictions provide, among other things, that the Fund may not:

    1. Purchase any security (other than obligations of the United States Government, its agencies, or instrumentalities) if more than 25% of its total assets (taken at current value) would then be invested in a single industry.

    2. Invest more than 5% of its total assets (taken at current value) in securities of a single issuer other than the United States Government, its agencies or instrumentalities, or hold more than 10% of the outstanding voting securities of an issuer, except that the Fund may purchase securities of other investment companies to the extent permitted by (i) the 1940 Act, as amended from time to time, (ii) the rules and regulations promulgated by the SEC under the 1940 Act, as amended from time to time, or (iii) an exemption or other relief from the provisions of the 1940 Act.

    3. Borrow money except temporarily from banks to facilitate payment of redemption requests and then only in amounts not exceeding 33 1/3% of its net assets, or pledge more than 10% of its net assets in connection with permissible borrowings or purchase additional securities when money borrowed exceeds 5% of its net assets. Margin deposits or payments in connection with the writing of options or in connection with the purchase or sale of forward contracts, futures, foreign currency futures and related options, are not deemed to be a pledge or other encumbrance.

    4. Lend money except through the purchase of (i) United States and foreign government securities, commercial paper, bankers' acceptances, certificates of deposit and similar evidences of indebtedness, both foreign and domestic, and (ii) repurchase agreements; or lend securities in an amount exceeding 15% of the total assets of the Fund. The purchase of a portion of an issue of securities described under (i) above distributed publicly, whether or not the purchase is made on the original issuance, is not considered the making of a loan.

------------------------------------------------------------------------------
INVESTMENT ADVISORY SERVICES
------------------------------------------------------------------------------


  THE ADVISER. The Adviser is a wholly-owned subsidiary of Van Kampen American Capital, Inc. ("Van Kampen American Capital"). Van Kampen American Capital is a diversified asset management company with more than two million retail investor accounts, extensive capabilities for managing institutional portfolios, and more than $60 billion under management or supervision. Van Kampen American Capital's more than 50 open-end and 37 closed-end funds and more than 2,500 unit investment trusts are professionally distributed by leading financial advisers nationwide. Van Kampen American Capital Distributors, Inc., the distributor of the Fund and the sponsor of the Funds mentioned above, is also a wholly-owned subsidiary of Van Kampen American Capital. Van Kampen American Capital is an indirect wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co. The Adviser's principal office is located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.


  Morgan Stanley, Dean Witter, Discover & Co. and various of its directly or indirectly owned subsidiaries, including Morgan Stanley Asset Management Inc., an investment adviser ("MSAM" or the "Subadviser"), Morgan Stanley & Co. Incorporated, a registered broker-dealer and investment adviser, and Morgan Stanley International are engaged in a wide range of financial services. Their principal businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring and other corporate finance advisory activities;

merchant banking; stock brokerage and research services; credit services; asset management; trading of futures, options, foreign exchange, commodities and swaps (involving foreign exchange, commodities, indices and interest rates); real estate advice, financing and investing; and global custody, securities clearance services and securities lending.


  THE SUBADVISER. The Subadviser is an indirect wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co. and is an affiliate of the Adviser. The Subadviser provides portfolio management and named fiduciary services to various closed-end and open-end investment companies, taxable and nontaxable institutions, international organizations and individuals investing in United States and international equities and fixed income securities. At September 15, 1997, the Subadviser had, together with its affiliated investment management companies, assets under management (including assets under fiduciary advisory control) totaling approximately $190 billion. The Subadviser emphasizes a global investment strategy and benefits from research coverage of a broad spectrum of investment opportunities worldwide and draws upon the capabilities of its asset management specialists located in various offices throughout the world, including New York, London, Tokyo, Singapore, Bombay, Hong Kong, Milan and Sydney. The Subadviser also draws upon the research capabilities of Morgan Stanley, Dean Witter, Discover & Co. and its other affiliates as well as the research and investment ideas of other companies whose brokerage services the Subadviser utilizes. The address of the Subadviser is 1221 Avenue of the Americas, New York, New York 10020.



  MSAM began providing subadvisory services to the Fund effective April 1, 1997. John Govett & Co. Limited ("Govett") had provided subadvisory services to the Fund until March 31, 1997. The MSAM subadvisory agreement is similar to the former Govett subadvisory agreement, except that the MSAM subadvisory agreement permits, but does not require, the Adviser and MSAM to allocate to MSAM responsibility for selecting investments in domestic securities as well as foreign securities. Govett's responsibilities had been limited solely to foreign securities. Effective April 1, 1997, MSAM has assumed the responsibility for advising the Fund with respect to investments in domestic securities.



  ADVISORY AGREEMENTS. The Trust retains the Adviser to manage the investment of the Fund's assets and to place orders for the purchase and sale of the Fund's portfolio securities. Under an investment advisory agreement between the Adviser and the Trust (the "Advisory Agreement"), the Trust pays the Adviser a monthly fee computed at the annual rate of 1.00% of the Fund's average daily net assets. Under the Advisory Agreement, the Trust also reimburses the Adviser for the cost of the Fund's accounting services, which include maintaining its financial books and records and calculating its daily net asset value. Operating expenses paid by the Fund include shareholder service agency fees, service fees, distribution fees, custodian fees, legal and accounting fees, the costs of reports and proxies to shareholders, trustees' fees (other than those who are affiliated persons as defined in the 1940 Act of the Adviser, Distributor or Van Kampen American Capital), and all other business expenses not specifically assumed by the Adviser. Advisory (management) fee, and total operating expense, ratios are shown under the caption "Annual Fund Operating Expenses and Example" herein.


  The Adviser has entered into a sub-advisory agreement (the "Sub-advisory Agreement") with the Subadviser to assist it in performing its investment advisory functions. The Subadviser, subject to the overall review by the Adviser and the Fund's Trustees, is responsible for recommending an optimal geographic equity allocation among various markets and currencies and is responsible for providing advice with respect to specific investments in such markets, including the Fund's investments in domestic securities. Pursuant to the Sub-advisory Agreement, the Subadviser receives on an annual basis 50% of the compensation received by the Adviser.


  From time to time as the Adviser, the Subadviser or the Distributor may deem appropriate, they may voluntarily undertake to reduce the Fund's expenses by reducing the fees payable to them to the extent of, or bearing expenses in excess of, such limitations as they may establish.

  The Adviser may utilize, at its own expense, credit analysis, research and trading support services provided by its affiliate, Van Kampen American Capital Investment Advisory Corp.

  PERSONAL INVESTMENT POLICIES. The Fund, the Adviser and the Subadviser have adopted Codes of Ethics designed to recognize the fiduciary relationship between the Fund and the Adviser, Subadviser and their employees. The Codes permit directors, trustees, officers and employees to buy and sell securities for their personal accounts subject to certain restrictions. Persons with access to certain sensitive information are subject to pre-clearance and other procedures designed to prevent conflicts of interest.

  PORTFOLIO MANAGEMENT. Effective April 1, 1997, Barton M. Biggs, Madhav Dhar, Francine J. Bovich and Ann D. Thivierge assumed the primary responsibility for the day-to-day management of the Fund's portfolio.

  Since 1980, Mr. Biggs has been Chairman and a director of the Subadviser, and a Managing Director of the Subadviser and Morgan Stanley & Co. Incorporated since 1975. Mr. Biggs is a director of Morgan Stanley Group, Inc. and a director and chairman of other investment companies of the Subadviser. Mr. Biggs holds a B.A. from Yale University and an M.B.A. from New York University.

  Mr. Dhar is Managing Director of the Subadviser and Morgan Stanley & Co. Incorporated. He has been with the Subadviser since 1984. Mr. Dhar is a co-head of the Subadviser's emerging markets group, and has been involved in the launching of the Subadviser's country funds. Mr. Dhar holds a B.S. from St. Stephens College in Delhi University (India) and an M.B.A. from Carnegie-Mellon University.

  Ms. Bovich has been with the Subadviser since 1993. She is responsible for portfolio management and communication of MSAM's asset allocation strategy to institutional investor clients. Prior to 1993, Ms. Bovich was a Principal and Executive Vice President of Westwood Management Corp. Prior to that, Ms. Bovich was a Managing Director of Citicorp Investment Management, Inc. where she was responsible for the Institutional Investment Management group. Ms. Bovich holds a B.A. in Economics from Connecticut College and an M.B.A. in Finance from New York University.

  Ms. Thivierge is a Principal of the Subadviser. She is a member of MSAM asset allocation committee, primarily representing the Total Fund Management team since its inception in 1991. Ms. Thivierge has been with the Subadviser since 1986. Prior to 1986, Ms. Thivierge was with Edgewood Management Company. Ms. Thivierge holds a B.A. in International Relations from James Madison College, Michigan State University, and an M.B.A. in Finance from New York University.

------------------------------------------------------------------------------
ALTERNATIVE SALES ARRANGEMENTS
------------------------------------------------------------------------------

  The Alternative Sales Arrangements permit an investor to choose the method of purchasing shares of the Fund that is most beneficial given the amount of the purchase and the length of time the investor expects to hold the shares.

  CLASS A SHARES. Class A shares are sold at net asset value plus an initial maximum sales charge of up to 5.75% of the offering price (6.10% of the net amount invested), reduced on investments of $50,000 or more. Investments of $1 million or more are not subject to any sales charge at the time of purchase, but a CDSC of 1.00% may be imposed on certain redemptions made within one year of the purchase. Class A shares are subject to an ongoing service fee at an annual rate of up to 0.25% of the Fund's aggregate average daily net assets attributable to the Class A shares. Certain purchases of Class A shares qualify for reduced initial sales charges. See "Purchase of Shares -- Class A Shares."

  CLASS B SHARES. Class B shares are sold at net asset value and are subject to a deferred sales charge if redeemed within five years of purchase. Class B shares are subject to an ongoing service fee at an annual rate of up to 0.25% of the Fund's aggregate average daily net assets attributable to the Class B shares and an ongoing distribution fee at an annual rate of up to 0.75% of the Fund's aggregate average daily net assets attributable to the Class B shares. Class B shares enjoy the benefit of permitting all of the investor's dollars to work from the time the investment is made. The ongoing distribution fee paid by Class B shares will cause such shares to have a higher expense ratio and to pay lower dividends than those related to Class A shares. Class B shares convert automatically to Class A shares eight years after the end of the calendar month in which the shareholder's order to purchase was accepted. See "Purchase of Shares -- Class B Shares."

  CLASS C SHARES. Class C shares are sold at net asset value and are subject to a deferred sales charge if redeemed within one year of purchase. Class C shares are subject to an ongoing service fee at an annual rate of up to 0.25% of the Fund's aggregate average daily net assets attributable to the Class C shares and an ongoing distribution fee at an annual rate of up to 0.75% of the Fund's aggregate average daily net assets attributable to the Class C shares. Class C shares enjoy the benefit of permitting all of the investor's dollars to work from the time the investment is made. The ongoing distribution fee paid by Class C shares will cause such shares to have a higher expense ratio and to pay lower dividends than those related to Class A shares. See "Purchase of Shares -- Class C Shares."


  CONVERSION FEATURE. Class B shares purchased on or after June 1, 1996, and any dividend reinvestment plan shares received thereon, automatically convert to Class A shares eight years after the end of the calendar month in which the shares were purchased. Class B shares purchased before June 1, 1996, and any dividend reinvestment plan shares received thereon, automatically convert to Class A shares six years after the end of the calendar month in which the shares were purchased. Class C shares purchased before January 1, 1997, and any dividend reinvestment plan shares received thereon, automatically convert to Class A shares ten years after the end of the calendar month in which such shares were purchased. Such conversion will be on the basis of the relative net asset values per share, without the imposition of any sales load, fee or other charge.


  The conversion of such shares to Class A shares is subject to the continuing availability of an opinion of counsel to the effect that (i) the assessment of the higher distribution fee and transfer agency costs with respect to such shares does not result in the Fund's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the conversion of shares does not constitute a taxable event under federal income tax law. The conversion may be suspended if such an opinion is no longer available and such shares might continue to be subject to the higher aggregate fees applicable to such shares for an indefinite period.

  FACTORS FOR CONSIDERATION. In deciding which class of shares to purchase, investors should take into consideration their investment goals, present and anticipated purchase amounts, time horizons and temperaments. Investors should consider whether, during the anticipated life of their investment in the Fund, the higher aggregate fees and CDSC on Class B shares and Class C shares would be less than the initial sales charge on Class A shares purchased at the same time, and to what extent such differential would be offset by the higher dividends per share on Class A shares. To assist investors in making this determination, the table under the caption "Annual Fund Operating Expenses and Example" sets forth examples of the charges applicable to each class of shares. In this regard, Class A shares may be more beneficial to the investor who qualifies for reduced initial sales charges or purchases at net asset value. It is presently the policy of the Distributor not to accept any order of $500,000 or more for Class B shares or any order of $1 million or more for Class C shares as it ordinarily would be more beneficial for such an investor to purchase Class A shares.

  Class A shares are not subject to an ongoing distribution fee and, accordingly, receive correspondingly higher dividends per share. However, because initial sales charges are deducted at the time of purchase for accounts under $1 million, investors in Class A shares do not have all their funds invested initially and, therefore, initially own fewer shares. Other investors might determine that it is more advantageous to purchase either Class B shares or Class C shares and have all their funds invested initially, although remaining subject to a CDSC. Ongoing distribution fees on Class B shares and Class C shares may be offset to the extent of the additional funds originally invested and any return realized on those funds. However, there can be no assurance as to the return, if any, which will be realized on such additional funds. For investments held for ten years or more, the relative value upon liquidation of the three classes tends to favor Class A shares or Class B shares, rather than Class C shares.

  Class A shares may be appropriate for investors who prefer to pay the sales charge up front, want to take advantage of the reduced sales charges available on larger investments, wish to maximize their current income from the start, prefer not to pay redemption charges or have a longer-term investment horizon. Class B shares may be appropriate for investors who wish to avoid a front-end sales charge, put 100% of their investment dollars to work immediately or have a longer-term investment horizon. Class C shares may be appropriate for investors who wish to avoid a front-end sales charge, put 100% of their investment dollars to work immediately, have a shorter-term investment horizon or desire a short CDSC.

  The distribution expenses incurred by the Distributor in connection with the sale of the shares will be reimbursed, in the case of Class A shares, from the proceeds of the initial sales charge and, in the case of Class B shares and Class C shares, from the proceeds of the ongoing distribution fee and any CDSC incurred upon redemption within five years or one year, respectively, of purchase. Sales personnel of broker-dealers distributing the Fund's shares and other persons entitled to receive compensation for selling such shares may receive differing compensation for selling such shares. INVESTORS SHOULD UNDERSTAND THAT THE PURPOSE AND FUNCTION OF THE CDSC AND ONGOING DISTRIBUTION FEE WITH RESPECT TO THE CLASS B SHARES AND CLASS C SHARES ARE THE SAME AS THOSE OF THE INITIAL SALES CHARGE WITH RESPECT TO CLASS A SHARES. See "Distribution and Service Plans."

  GENERAL. Dividends paid by the Fund with respect to Class A shares, Class B shares and Class C shares will be calculated in the same manner at the same time on the same day except that the higher distribution fees and transfer agency costs relating to Class B shares or Class C shares will be borne by the respective class. See "Distributions from the Fund." Shares of the Fund may be exchanged, subject to certain limitations, for shares of the same class of certain other mutual funds advised by the Adviser and its affiliates and distributed by the Distributor. See "Shareholder Services -- Exchange Privilege."

------------------------------------------------------------------------------
PURCHASE OF SHARES
------------------------------------------------------------------------------

GENERAL

  The Fund offers three classes of shares to the public on a continuous basis through the Distributor as principal underwriter, which is located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181. Shares also are offered through members of the National Association of Securities Dealers, Inc. ("NASD") who are acting as securities dealers ("dealers") and NASD members or eligible non-NASD members who are acting as brokers or agents for investors ("brokers"). The term "dealers" and "brokers" are sometimes referred to herein as "authorized dealers."

  Initial investments must be at least $500 for each class of shares, and subsequent investments must be at least $25 for each class of shares. Both minimums may be waived by the Distributor for plans involving periodic investments. Shares of the Fund may be sold in foreign countries where permissible. The Fund and the Distributor reserve the right to refuse any order for the purchase of shares. The Fund also reserves the right to suspend the sale of the Fund's shares in response to conditions in the securities markets or for other reasons.

  Shares of the Fund may be purchased on any business day through authorized dealers. Shares also may be purchased by completing the application accompanying this Prospectus and forwarding the application, through the authorized dealer, to the shareholder service agent, ACCESS Investor Services, Inc. ("ACCESS"), a wholly-owned subsidiary of Van Kampen American Capital. When purchasing shares of the Fund, investors must specify whether the purchase is for Class A shares, Class B shares or Class C shares.

  Shares are offered at the next determined net asset value per share, plus a front-end or contingent deferred sales charge depending on the class of shares chosen by the investor, as shown in the tables herein. Net asset value per share for each class is determined once daily as of the close of trading on the New York Stock Exchange ("Exchange") (currently 4:00 p.m. New York time) each day the Exchange is open. Net asset value per share for each class is determined by dividing the value of the Fund's securities, cash and other assets (including accrued interest) attributable to such class, less all liabilities (including accrued expenses) attributable to such class, by the total number of shares of the class outstanding. With respect to foreign securities, income is accrued by the Fund on the ex date or when data becomes available, whichever is later. Securities listed or traded on a national securities exchange are valued at the last sale price. Unlisted securities and listed securities for which the last sale price is not available are valued at the most recent bid price. Options and futures contracts are valued at the last sale price or if no sales are reported, at the mean between the bid and asked prices. Short-term investments and other securities are valued in the manner described in the Statement of Additional Information.


  Generally, the net asset values per share of the Class A shares, Class B shares and Class C shares are expected to be substantially the same. Under certain circumstances, however, the per share net asset values of the Class A shares, Class B shares and Class C shares may differ from one another, reflecting the daily expense accruals of the higher distribution fee and transfer agency costs applicable with respect to the Class B shares and Class C shares and the differential in the dividends paid on the classes of shares. The price paid for shares purchased is based on the next calculation of net asset value (plus sales charges, where applicable) after an order is received by an authorized dealer, provided such order is transmitted to the Distributor prior to the Distributor's close of business on such day. Orders received by authorized dealers after the close of the Exchange are priced based on the next close, provided they are received by the Distributor prior to the Distributor's close of business on such day. It is the responsibility of authorized dealers to transmit orders received by them to the Distributor so they will be received prior to such time. Orders of less than $500 are mailed by the authorized dealer and processed at the offering price next calculated after receipt by ACCESS.


  Each class of shares represents an interest in the same portfolio of investments of the Fund, has the same rights and is identical in all respects, except that (i) Class B shares and Class C shares bear the expenses of the deferred sales arrangement and any expenses (including the higher distribution fee and transfer agency costs) resulting from such sales arrangement, (ii) generally, each class has exclusive voting rights with respect to approvals of the Rule 12b-1 distribution plan pursuant to which its distribution fee or service fee is paid, (iii) each class has different exchange privileges, (iv) certain shares are subject to a conversion feature and (v) certain shares have different shareholder service options available. The net income attributable to Class B shares and Class C shares and the dividends payable on Class B shares and Class C shares will be reduced by the amount of the distribution fee and other expenses associated with such shares. Sales personnel of authorized dealers distributing the Fund's shares and other persons entitled to receive compensation for selling such shares may receive differing compensation for selling Class A shares, Class B shares or Class C shares.

  The Distributor may from time to time implement programs under which an authorized dealer's sales force may be eligible to win nominal awards for certain sales efforts or under which the Distributor will reallow to any authorized dealer that sponsors sales contests or recognition programs conforming to criteria established by the Distributor, or participates in sales programs sponsored by the Distributor, an amount not exceeding the total applicable sales charges on the sales generated by the authorized dealer at the public offering price during such programs. Other programs provide, among other things and subject to certain conditions, for certain favorable distribution arrangements for shares of the Fund. Also, the Distributor in its discretion may from time to time, pursuant to objective criteria established by the Distributor, pay fees to, and sponsor business seminars for, qualifying authorized dealers for certain services or activities which are primarily intended to result in sales of shares of the Fund. Fees may include payment for travel expenses, including lodging, incurred in connection with trips taken by invited registered representatives and members of their families to locations within or outside of the United States for meetings or seminars of a business nature. In some instances additional compensation or promotional incentives may be offered to brokers, dealers or financial intermediaries that have sold or may sell significant amounts of shares during specified periods of time. The Distributor may provide additional compensation to Edward D. Jones & Co. or an affiliate thereof based on a combination of its sales of shares and increases in assets under management. All of the foregoing payments are made by the Distributor out of its own assets. Such fees paid for such services and activities with respect to the Fund will not exceed in the aggregate 1.25% of the average daily net assets of the Fund on an annual basis. These programs will not change the price an investor will pay for shares or the amount that a Fund will receive from such sale.

CLASS A SHARES

  The public offering price of Class A shares is the next determined net asset value plus a sales charge, as set forth below.

SALES CHARGE TABLE

                                                                        REALLOWED
                                                         AS % OF       TO DEALERS
               SIZE OF                    AS % OF       NET AMOUNT     (AS A % OF
             INVESTMENT                OFFERING PRICE    INVESTED    OFFERING PRICE)
------------------------------------------------------------------------------
Less than $50,000....................    5.75%           6.10%         5.00%
$50,000 but less than $100,000.......    4.75%           4.99%         4.00%
$100,000 but less than $250,000......    3.75%           3.90%         3.00%
$250,000 but less than $500,000......    2.75%           2.83%         2.25%
$500,000 but less than $1,000,000....    2.00%           2.04%         1.75%
$1,000,000 or more*..................      *               *             *
------------------------------------------------------------------------------

   * No sales charge is payable at the time of purchase on investments of $1 million or more, although for such investments the Fund imposes a CDSC of 1.00% on redemptions made within one year of the purchase. A commission will be paid to authorized dealers who initiate and are responsible for purchases of $1 million or more as follows: 1.00% on sales to $2 million, plus 0.80% on the next $1 million and 0.50% on the excess over $3 million.

  In addition to the reallowances from the applicable public offering price described above, the Distributor may, from time to time, pay or allow additional reallowances or promotional incentives, in the form of cash or other compensation, to authorized dealers that sell shares of the Fund. Authorized dealers which are reallowed all or substantially all of the sales commissions may be deemed to be underwriters for purposes of the 1933 Act.

  The Distributor may also pay financial institutions (which may include banks) and other industry professionals that provide services to facilitate transactions in shares of the Fund for their clients a transaction fee up to the level of the reallowance allowable to authorized dealers described herein. Such financial institutions, other industry professionals and authorized dealers are hereinafter referred to as "Service Organizations." Banks are currently prohibited under the Glass-Steagall Act from providing certain underwriting or distribution services. If banking firms were prohibited from acting in any capacity or providing any of the described services, the Distributor would consider what action, if any, would be appropriate. The Distributor does not believe that termination of a relationship with a bank would result in any material adverse consequences to the Fund. State securities laws regarding registration of banks and other financial institutions may differ from the interpretations of federal law expressed herein, and banks and other financial institutions may be required to register as dealers pursuant to certain state laws.

QUANTITY DISCOUNTS

  Investors purchasing Class A shares may, under certain circumstances, be entitled to pay reduced sales charges. The circumstances under which such investors may pay reduced sales charges are described below.


  Investors, or their authorized dealers, must notify the Fund at the time of the purchase order whenever a quantity discount is applicable to purchases. Upon such notification, an investor will receive the lowest applicable sales charge. Quantity discounts may be modified or terminated at any time. For more information about quantity discounts, investors should contact their authorized dealer or the Distributor.


  A person eligible for a reduced sales charge includes an individual, their spouse and children under 21 years of age and any corporation, partnership or sole proprietorship which is 100% owned, either alone or in combination, by any of the foregoing; a trustee or other fiduciary purchasing for a single trust or for a single fiduciary account, or a "company" as defined in Section 2(a)(8) of the 1940 Act.

  As used herein, "Participating Funds" refers to certain open-end investment companies advised by the Adviser or Van Kampen American Capital Investment Advisory Corp. and distributed by the Distributor as determined from time to time by the Fund's Board of Trustees.

  Volume Discounts. The size of investment shown in the preceding sales charge table applies to the total dollar amount being invested by any person in shares of the Fund, or in any combination of shares of the Fund and shares of other Participating Funds, although other Participating Funds may have different sales charges.

  Cumulative Purchase Discount. The size of investment shown in the preceding sales charge table may also be determined by combining the amount being invested in shares of the Participating Funds plus the current offering price of all shares of the Participating Funds which have been previously purchased and are still owned.

  Letter of Intent. A Letter of Intent provides an opportunity for an investor to obtain a reduced sales charge by aggregating the investments over a thirteen-month period to determine the sales charge as outlined in the preceding sales charge table. The size of investment shown in the preceding sales charge table also includes purchases of shares of the Participating Funds over a thirteen-month period based on the total amount of intended purchases plus the value of all shares of the Participating Funds previously purchased and still owned. An investor may elect to compute the thirteen-month period starting up to 90 days before the date of execution of a Letter of Intent. Each investment made during the period receives the reduced sales charge applicable to the total amount of the investment goal. If the goal is not achieved within the period, the investor must pay the difference between the sales charges applicable to the purchases made and the sales charges previously paid. The initial purchase must be for an amount equal to at least 5% of the minimum total purchased amount of the level selected. If trades not initially made under a Letter of Intent subsequently qualify for a lower sales charge through the 90-day back-dating provisions, an adjustment will be made at the expiration of the Letter of Intent to give effect to the lower charge. Such adjustments in sales charge will be used to purchase additional shares for the shareholder at the applicable discount category. Additional information is contained in the application form accompanying this Prospectus.

OTHER PURCHASE PROGRAMS

  Purchasers of Class A shares may be entitled to reduced initial sales charges in connection with unit investment trust reinvestment programs and purchases by registered representatives of selling firms or purchases by persons affiliated with the Fund or the Distributor. The Fund reserves the right to modify or terminate these arrangements at any time.

  Unit Investment Trust Reinvestment Programs. The Fund permits unitholders of unit investment trusts to reinvest distributions from such trusts in Class A shares of the Fund, at net asset value and with no minimum initial or subsequent investment requirement, if the administrator of an investor's unit investment trust program meets certain uniform criteria relating to cost savings by the Fund and the Distributor. The total sales charge for all other investments made from unit trust distributions will be 1.00% of the offering price (1.01% of net asset value). Of this amount, the Distributor will pay to the authorized dealer, if any, through which such participation in the qualifying program was initiated 0.50% of the offering price as a dealer concession or agency commission. Persons desiring more information with respect to this program, including the applicable terms and conditions thereof, should contact their authorized dealer or the Distributor.

  The administrator of such a unit investment trust must have an agreement with the Distributor pursuant to which the administrator will (1) submit a single bulk order and make payment with a single remittance for all investments in the Fund during each distribution period by all investors who choose to invest in the Fund through the program and (2) provide ACCESS with appropriate backup data for each participating investor in a computerized format fully compatible with ACCESS's processing system.

  As further requirements for obtaining these special benefits, the Fund also requires that all dividends and other distributions by the Fund be reinvested in additional shares without any systematic withdrawal program. There will be no minimum for reinvestments from unit investment trusts. The Fund will send account activity statements to such participants on a monthly basis only, even if their investments are made more frequently. The Fund reserves the right to modify or terminate this program at any time.

  NAV Purchase Options. Class A shares of the Fund may be purchased at net asset value, upon written assurance that the purchase is made for investment purposes and that the shares will not be resold except through redemption by the Fund, by:

  (1) Current or retired trustees or directors of funds advised by the Adviser or Van Kampen American Capital Investment Advisory Corp. and such persons' families and their beneficial accounts.

  (2) Current or retired directors, officers and employees of Morgan Stanley, Dean Witter, Discover & Co. and any of its subsidiaries, employees of an investment subadviser to any fund described in (1) above or an affiliate of such subadviser, and such persons' families and their beneficial accounts.

  (3) Directors, officers, employees and registered representatives of financial institutions that have a selling group agreement with the Distributor and their spouses and children under 21 years of age when purchasing for any accounts they beneficially own, or, in the case of any such financial institution, when purchasing for retirement plans for such institution's employees.

  (4) Registered investment advisers, trust companies and bank trust departments investing on their own behalf or on behalf of their clients provided that the aggregate amount invested in the Fund alone, or any combination of shares of the Fund and shares of other Participating Funds as described herein under "Purchase of Shares -- Class A Shares -- Volume Discounts," during the thirteen-month period commencing with the first investment pursuant hereto equals at least $1 million. The Distributor may pay authorized dealers through which purchases are made an amount up to 0.50% of the amount invested, over a twelve-month period following such transaction.

  (5) Trustees and other fiduciaries purchasing shares for retirement plans of organizations with retirement plan assets of $3 million or more and which invest in multiple fund families through national wirehouse alliance programs.

  (6) Accounts as to which a bank or broker-dealer charges an account management fee ("wrap accounts"), provided the bank or broker-dealer has a separate agreement with the Distributor.


  (7) Trusts created under pension, profit sharing or other employee benefit plans qualified under Section 401(a) of the Code, or custodial accounts held by a bank created pursuant to Section 403(b) of the Code and sponsored by non-profit organizations defined under Section 501(c)(3) of the Code and assets held by an employer or trustee in connection with an eligible deferred compensation plan under Section 457 of the Code. Such plans will qualify for purchases at net asset value provided, for plans initially establishing accounts with the Distributor in the Participating Funds after February 1, 1997, that (1) the initial amount invested in the Participating Funds is at least $500,000 or (2) such shares are purchased by an employer sponsored plan with more than 100 eligible employees. Such plans that have been established with a Participating Fund or have received proposals from the Distributor prior to February 1, 1997 based on net asset value purchase privileges previously in effect will be qualified to purchase shares of the Participating Funds at net asset value for accounts established on or before May 1, 1997. Section 403(b) and similar accounts for which Van Kampen American Capital Trust Company served as custodian will not be eligible for net asset value purchases based on the aggregate investment made by the plan or the number of eligible employees, except under certain uniform criteria established by the Distributor from time to time. Prior to February 1, 1997, a commission will be paid to authorized dealers who initiate and are responsible for such purchases within a rolling twelve-month period as follows: 1.00% on sales to $5 million, plus 0.50% on the next $5 million and 0.25% on the excess over $10 million. For purchases on February 1, 1997 and thereafter, a commission will be paid as follows: 1.00% on sales to $2 million, plus 0.80% on the next $1 million, plus 0.50% on the next $47 million and 0.25% on the excess over $50 million.


  (8) Individuals who are members of a "qualified group". For this purpose, a qualified group is one which (i) has been in existence for more than six months, (ii) has a purpose other than to acquire shares of the Fund or similar investments, (iii) has given and continues to give its endorsement or authorization, on behalf of the group, for purchase of shares of the Fund and other Participating Funds, (iv) has a membership that the authorized dealer can certify as to the group's members and (v) satisfies other uniform criteria established by the Distributor for the purpose of realizing economies of scale in distributing such shares. A qualified group does not include one whose sole organizational nexus, for example, is that its participants are credit card holders of the same institution, policy holders of an insurance company, customers of a bank or broker-dealer, clients of an investment adviser or other similar groups. Shares purchased in each group's participants account in connection with this privilege will be subject to a CDSC of 1.00% in the event of redemption within one year of purchase, and a commission will be paid to authorized dealers who initiate and are responsible for such sales to each individual as follows: 1.00% on sales to $2 million, plus 0.80% on the next $1 million and 0.50% on the excess over $3 million.


  The term "families" includes a person's spouse, children under 21 years of age and grandchildren, parents, and a person's spouse's parents.


  Purchase orders made pursuant to clause (4) may be placed either through authorized dealers as described above or directly with ACCESS by the investment adviser, trust company or bank trust department, provided that ACCESS receives federal funds for the purchase by the close of business on the next business day following acceptance of the order. An authorized dealer may charge a transaction fee for placing an order to purchase shares pursuant to this provision or for placing a redemption order with respect to such shares. Authorized dealers will be paid a service fee as described herein under "Distribution and Service Plans" on purchases made as described in (3) through (8) above. The Fund may terminate, or amend the terms of, offering shares of the Fund at net asset value to such groups at any time.


CLASS B SHARES

  Class B shares are offered at net asset value. Class B shares which are redeemed within five years of purchase are subject to a CDSC at the rates set forth in the following table charged as a percentage of the dollar amount subject thereto. The charge is assessed on an amount equal to the lesser of the then current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price. In addition, no charge is assessed on shares derived from reinvestment of dividends or capital gains distributions. It is presently the policy of the Distributor not to accept any order for Class B shares in an amount of $500,000 or more because it ordinarily will be more advantageous for an investor making such an investment to purchase Class A shares.

  The amount of the CDSC, if any, varies depending on the number of years from the time of payment for the purchase of Class B shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchases of shares, all payments during a month are aggregated and deemed to have been made on the last day of the month.
------------------------------------------------------------------------------

                                               CONTINGENT DEFERRED SALES CHARGE
                                                      AS A PERCENTAGE OF
             YEAR SINCE PURCHASE               DOLLAR AMOUNT SUBJECT TO CHARGE
------------------------------------------------------------------------------
First........................................               5.00%
Second.......................................               4.00%
Third........................................               3.00%
Fourth.......................................               2.50%
Fifth........................................               1.50%
Sixth and After..............................                None

 ------------------------------------------------------------------------------

  In determining whether a CDSC is applicable to a redemption, it is assumed that the redemption is first of any shares in the shareholder's Fund account that are not subject to a CDSC, second of shares held for over five years or shares acquired pursuant to reinvestment of dividends or distributions and third of shares held longest during the five-year period.

  To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the second year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to charge because of dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds is subject to a deferred sales charge at a rate of 4.00% (the applicable rate in the second year after purchase).

  A commission or transaction fee of 4.00% of the purchase amount will be paid to authorized dealers and at the time of purchase. Additionally, the Distributor may, from time to time, pay additional promotional incentives, in the form of cash or other compensation, to authorized dealers that sell Class B shares of the Fund.

CLASS C SHARES

  Class C shares are offered at net asset value. Class C shares which are redeemed within the first year of purchase are subject to a CDSC of 1.00%. The charge is assessed on an amount equal to the lesser of the then current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price. In addition, no charge is assessed on shares derived from reinvestment of dividends or capital gains distributions. It is presently the policy of the Distributor not to accept any order in an amount of $1 million or more for Class C shares because it ordinarily will be more advantageous for an investor making such an investment to purchase Class A shares.

  In determining whether a CDSC is applicable to a redemption, it is assumed that the redemption is first, of any shares in the shareholder's Fund account that are not subject to a CDSC, and second, of shares held for more than one year or shares acquired pursuant to reinvestment of dividends or distributions.

  A commission or transaction fee of 1.00% of the purchase amount will be paid to authorized dealers at the time of purchase. Authorized dealers also will also be paid ongoing commissions and transaction fees of up to 0.75% of the average daily net assets of the Fund's Class C shares annually commencing in the second year after purchase. Additionally, the Distributor may, from time to time, pay additional promotional incentives in the form of cash or other compensation, to authorized dealers that sell Class C shares of the Fund.

WAIVER OF CONTINGENT DEFERRED SALES CHARGE

  The CDSC is waived on redemptions of Class B shares and Class C shares (i) following the death or disability (as defined in the Code) of a shareholder,
(ii) in connection with required minimum distributions from an IRA or other retirement plan, (iii) pursuant to the Fund's systematic withdrawal plan but limited to 12% annually of the initial value of the account and (iv) effected pursuant to the right of the Fund to liquidate a shareholder's account as described herein under "Redemption of Shares." The CDSC is also waived on redemptions of Class C shares as it relates to the reinvestment of redemption proceeds in shares of the same class of the Fund within 120 days after redemption. See the Statement of Additional Information for further discussion of waiver provisions.

------------------------------------------------------------------------------
SHAREHOLDER SERVICES
------------------------------------------------------------------------------

  The Fund offers a number of shareholder services designed to facilitate investment in its shares at little or no extra cost to the investor. The following is a description of such services.

  INVESTMENT ACCOUNT. Each shareholder has an investment account under which the investor's shares are held by ACCESS, the Fund's transfer agent. ACCESS performs bookkeeping, data processing and administrative services relative to the maintenance of shareholder accounts. Except as described in this Prospectus, after each share transaction in an account, the shareholder receives a statement showing the activity in the account. Each shareholder who has an account in any of the Participating Funds will receive statements quarterly from ACCESS showing any reinvestments of dividends and capital gains distributions and any other activity in the account since the preceding statement. Such shareholders also will receive separate confirmations for each purchase or sale transaction other than reinvestment of dividends and capital gains distributions and systematic purchases or redemptions. Additions to an investment account may be made at any time by purchasing shares through authorized dealers or by mailing a check directly to ACCESS.

  SHARE CERTIFICATES. Generally, the Fund will not issue share certificates. However, upon written or telephone request to the Fund, a share certificate will be issued representing shares (with the exception of fractional shares) of the Fund. A shareholder will be required to surrender such certificates upon redemption thereof. In addition, if such certificates are lost the shareholder must write to Van Kampen American Capital Funds, c/o ACCESS, P.O. Box 418256, Kansas City, MO 64141-9256, requesting an "affidavit of loss" and obtain a Surety Bond in a form acceptable to ACCESS. On the date the letter is received ACCESS will calculate a fee for replacing the lost certificate equal to no more than 2.00% of the net asset value of the issued shares, and bill the party to whom the certificate was mailed.

  REINVESTMENT PLAN. A convenient way for investors to accumulate additional shares is by accepting dividends and capital gains distributions in shares of the Fund. Such shares are acquired at net asset value (without sales charge) on the record date. Unless the shareholder instructs otherwise, the reinvestment plan is automatic. This instruction may be made by telephone by calling (800) 421-5666 ((800) 421-2833 for the hearing impaired) or in writing to ACCESS. The investor may, on the initial application or prior to any declaration, instruct that dividends be paid in cash and capital gains distributions be reinvested at net asset value, or that both dividends and capital gains distributions be paid in cash.

  AUTOMATIC INVESTMENT PLAN. An automatic investment plan is available under which a shareholder can authorize ACCESS to charge a bank account on a regular basis to invest pre-determined amounts in the Fund. Additional information is available from the Distributor or authorized dealers.

  RETIREMENT PLANS. Eligible investors may establish individual retirement accounts ("IRAs"); SEP and pension and profit sharing plans; 401(k) plans; or
Section 403(b)(7) plans in the case of employees of public school systems and certain non-profit organizations. Documents and forms containing detailed information regarding these plans are available from the Distributor. Van Kampen American Capital Trust Company serves as custodian under the IRA, 403(b)(7) and Keogh plans. Details regarding fees, as well as full plan administration for profit sharing, pension and 401(k) plans are available from the Distributor.

  AUTOMATED CLEARING HOUSE ("ACH") DEPOSITS. Holders of Class A shares can use ACH to have redemption proceeds deposited electronically into their bank accounts. Redemptions transferred to a bank account via the ACH plan are available to be credited to the account on the second business day following normal payment. In order to utilize this option, the shareholder's bank must be a member of Automated Clearing House. In addition, the shareholder must fill out the appropriate section of the account application. The shareholder must also include a voided check or deposit slip from the bank account into which redemptions are to be deposited together with the completed application. Once ACCESS has received the application and the voided check or deposit slip, such shareholder's designated bank account, following any redemption, will be credited with the proceeds of such redemption. Once enrolled in the ACH plan, a shareholder may terminate participation at any time by writing ACCESS.

  DIVIDEND DIVERSIFICATION. A shareholder may, upon written request or by completing the appropriate section of the application form accompanying this Prospectus or by calling (800) 421-5666 ((800) 421-2833 for the hearing impaired), elect to have all dividends and other distributions paid on a class of shares of the Fund invested into shares of the same class of any Participating Fund so long as the investor has a pre-existing account for such class of shares of the other fund. Both accounts must be of the same type, either non-retirement or retirement. If the accounts are retirement accounts, they must both be for the same class and of the same type of retirement plan (e.g. IRA, 403(b)(7), 401(k), Keogh) and for the benefit of the same individual. If a qualified, pre-existing account does not exist, the shareholder must establish a new account subject to minimum investment and other requirements of the fund into which distributions would be invested. Distributions are invested into the selected fund at its net asset value as of the payable date of the distribution.


  EXCHANGE PRIVILEGE. Shares of the Fund may be exchanged for shares of the same class of any Participating Fund based on the net asset values of each fund on the date of the exchange without sales charge. Shares of any Participating Fund may be exchanged for shares of any other Participating Fund only if shares of that Participating Fund are available for sale; however, during periods of suspension of sales, shares of a Participating Fund may be available for sale only to existing shareholders of a Participating Fund. Shareholders seeking an exchange into a Participating Fund should obtain and read the current prospectus for such Fund. Additional funds may be added from time to time as determined by the Fund's Board of Trustees as Participating Funds.



  When Class B shares and Class C shares are exchanged among Participating Funds, the holding period for purposes of computing the CDSC is based upon the date of the initial purchase of such shares from a Participating Fund (the "original fund"). Upon redemption from the Participating Funds complex of funds, Class B shares and Class C shares are subject to the CDSC schedule imposed by the original fund.



  Exchanges of shares are sales and may result in a gain or loss for federal income tax purposes. If the shares exchanged have been held for less than 91 days, the sales charge paid on such shares is carried over and included in the tax basis of the shares acquired.



  A shareholder wishing to make an exchange may do so by sending a written request to ACCESS, or by contacting the telephone transaction line at (800) 421-5684. A shareholder automatically has telephone exchange privileges unless otherwise designated in the application form accompanying this Prospectus. Van Kampen American Capital and its subsidiaries, including ACCESS (collectively, "VKAC"), and the Fund employ procedures considered by them to be reasonable to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting upon telephone instructions, tape recording telephone communications, and providing written confirmation of instructions communicated by telephone. If reasonable procedures are employed, neither VKAC nor the Fund will be liable for following telephone instructions which it reasonably believes to be genuine. VKAC and the Fund may be liable for any losses due to unauthorized or fraudulent instructions if reasonable procedures are not followed. Exchanges are effected at the net asset value per share next calculated after the request is received in good order with adjustment for any additional sales charge (if applicable). If the exchanging shareholder does not have an account in the fund whose shares are being acquired, a new account will be established with the same registration, dividend and capital gains options (except dividend diversification) and authorized dealer of record as the account from which shares are exchanged, unless otherwise specified by the shareholder. In order to establish a systematic withdrawal plan for the new account or reinvest dividends from the new account into another fund, however, an exchanging shareholder must file a specific written request. The Fund reserves the right to reject any order to acquire its shares through exchange. In addition, the Fund may modify, restrict or terminate the exchange privilege at any time on 60 days' notice to its shareholders of any termination or material amendment.

  A prospectus of any of these mutual funds may be obtained from any authorized dealer or the Distributor. An investor considering an exchange to one of such funds should refer to the prospectus for additional information regarding such fund prior to investing.

  SYSTEMATIC WITHDRAWAL PLAN. Any investor whose shares in a single account total $10,000 or more at the offering price next computed after receipt of instructions may establish a monthly, quarterly, semi-annual or annual withdrawal plan. Any investor whose shares is a single account total $5,000 or more at the offering price next computed after receipt of instructions may establish a quarterly, semi-annual or annual withdrawal plan. This plan provides for the orderly use of the entire account, not only the income but also the capital, if necessary. Each withdrawal constitutes a redemption of shares on which any capital gain or loss will be recognized. The planholder may arrange for monthly, quarterly, semi-annual, or annual checks in any amount not less than $25. Such a systematic withdrawal plan may also be maintained by an investor purchasing shares for a retirement plan established on a form made available by the Fund. See "Shareholder Services -- Retirement Plans."

  Class B shareholders and Class C shareholders who establish a withdrawal plan may redeem up to 12% annually of the shareholder's initial account balance without incurring a CDSC. Initial account balance means the amount of the shareholder's investment at the time the election to participate in the plan is made.

  Under the plan, sufficient shares of the Fund are redeemed to provide the amount of the periodic withdrawal payment. Dividends and capital gains distributions on shares held under this plan are reinvested in additional shares at the next determined net asset value. If periodic withdrawals continuously exceed reinvested dividends and capital gains distributions, the shareholder's original investment will be correspondingly reduced and ultimately exhausted. Withdrawals made concurrently with the purchase of additional shares ordinarily will be disadvantageous to the shareholder because of the duplication of sales charges. Any taxable gain or loss will be recognized by the shareholder upon redemption of shares.

------------------------------------------------------------------------------
REDEMPTION OF SHARES
------------------------------------------------------------------------------

  REGULAR REDEMPTIONS. Shareholders may redeem for cash some or all of their shares of the Fund at any time. To do so, a written request in proper form must be sent directly to ACCESS, P.O. Box 418256, Kansas City, Missouri 64141-9256. Shareholders may also place redemption requests through an authorized dealer. Orders received from authorized dealers must be at least $500 unless transmitted via the FUNDSERV network. The redemption price for such shares is the net asset value next calculated after an order is received by an authorized dealer provided such order is transmitted to the Distributor prior to the Distributor's close of business on such day. It is the responsibility of authorized dealers to transmit redemption requests received by them to the Distributor so they will be received prior to such time.

  As described herein under "Purchase of Shares," redemptions of Class B shares and Class C shares are subject to a CDSC. In addition, a CDSC of 1.00% may be imposed on certain redemptions of Class A shares made within one year of purchase for investments of $1 million or more. The CDSC incurred upon redemption is paid to the Distributor in reimbursement for distribution-related expenses. A custodian of a retirement plan account may charge fees based on the custodian's fee schedule.

  The request for redemption must be signed by all persons in whose names the shares are registered. Signatures must conform exactly to the account registration. If the proceeds of the redemption exceed $50,000, or if the proceeds are not to be paid to the record owner at the record address, or if the record address has changed within the previous 30 days, signature(s) must be guaranteed by one of the following: a bank or trust company; a broker-dealer; a credit union; a national securities exchange, registered securities association or clearing agency; a savings and loan association; or a federal savings bank.

  Generally, a properly signed written request with any required signature guarantee is all that is required for a redemption. In some cases, however, other documents may be necessary. For example, although the Fund normally does not issue certificates for shares, it will do so if a special request has been made to ACCESS. In the case of shareholders holding certificates, the certificates for the shares being redeemed must accompany the redemption request. In the event the redemption is requested by a corporation, partnership, trust, fiduciary, executor or administrator, and the name and title of the individual(s) authorizing such redemption is not shown in the account registration, a copy of the corporate resolution or other legal documentation appointing the authorized signer and certified within the prior 60 days must accompany the redemption request. IRA redemption requests should be sent to the IRA custodian to be forwarded to

ACCESS. Where Van Kampen American Capital Trust Company serves as custodian, special IRA, 403(b)(7), or Keogh distribution forms must be obtained from and be forwarded to Van Kampen American Capital Trust Company, P.O. Box 944, Houston, Texas 77001-0944. Contact the custodian for information.


  In the case of redemption requests sent directly to ACCESS, the redemption price is the net asset value per share next determined after the request is received. Payment for shares redeemed will be made by check mailed within seven days after acceptance by ACCESS of the request and any other necessary documents in proper order. Such payment may be postponed or the right of redemption suspended as provided by the rules of the SEC. If the shares to be redeemed have been recently purchased by check, ACCESS may delay mailing a redemption check until it confirms the purchase check has cleared, which may take up to fifteen days. A taxable gain or loss will be recognized by the shareholder upon redemption of shares.


  The Fund may redeem any shareholder account with a net asset value on the date of the notice of redemption less than the minimum initial investment as specified in this Prospectus. At least 60 days advance written notice of any such involuntary redemption is required and the shareholder is given an opportunity to purchase the required value of additional shares at the next determined net asset value without sales charge. Any applicable CDSC will be deducted from the proceeds of this redemption. Any involuntary redemption may only occur if the shareholder account is less than the minimum initial investment due to shareholder redemptions.

  TELEPHONE REDEMPTIONS. In addition to the regular redemption procedures set forth above, the Fund permits redemption of shares by telephone and for redemption proceeds to be sent to the address of record for the account or to the bank account of record as described below. To establish such privilege, a shareholder must complete the appropriate section of the application accompanying this Prospectus or call the Fund at (800) 421-5666 to request that a copy of the Telephone Redemption Authorization form be sent to them for completion. To redeem shares, contact the telephone transaction line at (800) 421-5684. VKAC and the Fund employ procedures considered by them to be reasonable to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting upon telephone instructions, tape recording telephone communications and providing written confirmation of instructions communicated by telephone. If reasonable procedures are employed, neither VKAC nor the Fund will be liable for following telephone instructions which it reasonably believes to be genuine. VKAC and the Fund may be liable for any losses due to unauthorized or fraudulent instructions if reasonable procedures are not followed. Telephone redemptions may not be available if the shareholder cannot reach ACCESS by telephone, whether because all telephone lines are busy or for any other reason; in such case, a shareholder would have to use the Fund's regular redemption procedure previously described. Requests received by ACCESS prior to 4:00 p.m., New York time, on a regular business day will be processed at the net asset value per share determined that day. These privileges are available for all accounts other than retirement accounts. The telephone redemption privilege is not available for shares represented by certificates. If an account has multiple owners, ACCESS may rely on the instructions of any one owner.

  For redemptions authorized by telephone, amounts of $50,000 or less may be redeemed daily if the proceeds are to be paid by check and amounts of at least $1,000 up to $1 million may be redeemed daily if the proceeds are to be paid by wire. The proceeds must be payable to the shareholder(s) of record and sent to the address of record for the account or wired directly to their predesignated bank account. This privilege is not available if the address of record has been changed within 30 days prior to a telephone redemption request. Proceeds from redemptions are expected to be wired on the next business day following the date of redemption. This service is also not available with respect to shares held in an individual retirement account (IRA) for which Van Kampen American Capital Trust Company acts as custodian. The Fund reserves the right at any time to terminate, limit or otherwise modify this redemption privilege.

  REDEMPTION UPON DISABILITY. The Fund will waive the CDSC on redemptions following the disability of a Class B shareholder or Class C shareholder. An individual will be considered disabled for this purpose if he or she meets the definition thereof in Section 72(m)(7) of the Code, which in pertinent part defines a person as disabled if such person "is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration." While the Fund does not specifically adopt the balance of the Code's definition which pertains to furnishing the Secretary of Treasury with such proof as he or she may require, the Distributor will require satisfactory proof of disability before it determines to waive the CDSC on Class B shares and Class C shares.

  In cases of disability, the CDSC on Class B shares and Class C shares will be waived where the disabled person is either an individual shareholder or owns the shares as a joint tenant with right of survivorship or is the beneficial owner of a custodial or fiduciary account, and where the redemption is made within one year of the initial determination of disability. This waiver of the CDSC on Class B shares and Class C shares applies to a total or partial redemption, but only to redemptions of shares held at the time of the initial determination of disability.

  REINSTATEMENT PRIVILEGE. A Class A shareholder or Class B shareholder who has redeemed shares of the Fund may reinstate any portion or all of the proceeds of such redemption in Class A shares of the Fund. A Class C shareholder who has redeemed shares of the Fund may reinstate any portion or all of the net proceeds of such redemption in Class C shares of the Fund with credit given for any CDSC paid upon such redemption. Such reinstatement is made at the net asset value (without sales charge except as described under "Shareholder Services -- Exchange Privilege") next determined after the order is received, which must be within 180 days after the date of the redemption. Reinstatement at net asset value is also offered to participants in those eligible retirement plans held or administered by Van Kampen American Capital Trust Company for repayment of principal (and interest) on their borrowings on such plans.

------------------------------------------------------------------------------
DISTRIBUTION AND SERVICE PLANS
------------------------------------------------------------------------------

  The Fund has adopted a distribution plan (the "Distribution Plan") with respect to each class of its shares pursuant to Rule 12b-1 under the 1940 Act. The Fund also has adopted a service plan (the "Service Plan") with respect to each class of its shares. The Distribution Plan and the Service Plan provide that the Fund may spend a portion of the Fund's average daily net assets attributable to each class of shares in connection with distribution of the respective class of shares and in connection with the provision of ongoing services to shareholders of each class. The Distribution Plan and the Service Plan are being implemented through an agreement with the Distributor and sub-agreements between the Distributor and brokers, dealers or financial intermediaries (collectively, "Selling Agreements") that may provide for their customers or clients certain services or assistance.

  CLASS A SHARES. The Fund may spend an aggregate amount up to 0.25% per year of the average daily net assets attributable to the Class A shares of the Fund pursuant to the Distribution Plan and Service Plan. From such amount, the Fund may spend up to 0.25% per year of the Fund's average daily net assets attributable to the Class A shares pursuant to the Service Plan in connection with the ongoing provision of services to holders of such shares by the Distributor and by brokers, dealers or financial intermediaries and in connection with the maintenance of such shareholders' accounts. The Fund pays the Distributor the lesser of the balance of the 0.25% not paid to such brokers, dealers or financial intermediaries or the amount of the Distributor's actual distribution related expense.

  CLASS B SHARES. The Fund may spend up to 0.75% per year of the average daily net assets attributable to the Class B shares of the Fund pursuant to the Distribution Plan. In addition, the Fund may spend up to 0.25% per year of the Fund's average daily net assets attributable to the Class B shares pursuant to the Service Plan in connection with the ongoing provision of services to holders of such shares by the Distributor and by brokers, dealers or financial intermediaries and in connection with the maintenance of such shareholders' accounts.

  CLASS C SHARES. The Fund may spend up to 0.75% per year of the average daily net assets attributable to the Class C shares of the Fund pursuant to the Distribution Plan. From such amount, the Fund, or the Distributor as agent for the

Fund, pays brokers, dealers or financial intermediaries in connection with the distribution of the Class C shares up to 0.75% of the Fund's average daily net assets attributable to Class C shares maintained in the Fund more than one year by such broker's, dealer's or financial intermediary's customers. The Fund pays the Distributor the lesser of the balance of 0.75% not paid to such brokers, dealers or financial intermediaries or the amount of the Distributor's actual distribution-related expense attributable to the Class C shares. In addition, the Fund may spend up to 0.25% per year of the Fund's average daily net assets attributable to the Class C shares pursuant to the Service Plan in connection with the ongoing provision of services to holders of such shares by the Distributor and by brokers, dealers or financial intermediaries and in connection with the maintenance of such shareholders' accounts.

  OTHER INFORMATION. Amounts payable to the Distributor with respect to the Class A shares under the Distribution Plan in a given year may not fully reimburse the Distributor for its actual distribution-related expenses during such year. In such event, with respect to the Class A shares, there is no carryover of such reimbursement obligations to succeeding years.


  The Distributor's actual expenses with respect to Class B shares or Class C shares for any given year may exceed the amounts payable to the Distributor with respect to such class of shares under the Distribution Plan, the Service Plan and payments received pursuant to the CDSC. In such event, with respect to any such class of shares, any unreimbursed expenses will be carried forward and paid by the Fund (up to the amount of the actual expenses incurred) in future years so long as such Distribution Plan is in effect. Except as mandated by applicable law, the Fund does not impose any limit with respect to the number of years into the future that such unreimbursed expenses may be carried forward (on a Fund level basis). Because such expenses are accounted on a Fund level basis, in periods of extreme net asset value fluctuation such amounts with respect to a particular Class B share or Class C share may be greater or less than the amount of the initial commission (including carrying cost) paid by the Distributor with respect to such share. In such circumstances, a shareholder of a share may be deemed to incur expenses attributable to other shareholders of such class. As of May 31, 1997, there were $3,958,720 and $286,561 of unreimbursed distribution expenses with respect to Class B shares and Class C shares, respectively, representing 3.19% and 2.20% of the Fund's average net assets attributable to Class B shares and Class C shares, respectively. If the Distribution Plan was terminated or not continued, the Fund would not be contractually obligated to pay the Distributor for any expenses not previously reimbursed by the Fund or recovered through CDSCs.


  The Distributor will not use the proceeds from the CDSC applicable to a particular class of shares to defray distribution-related expenses attributable to any other class of shares. Various federal and state laws prohibit national banks and some state-chartered commercial banks from underwriting or dealing in the Fund's shares. In addition, state securities laws on this issue may differ from the interpretations of federal law, and banks and financial institutions may be required to register as dealers pursuant to state law. In the unlikely event that a court were to find that these laws prevent such banks from providing such services described above, the Fund would seek alternate providers and expects that shareholders would not experience any disadvantage.

------------------------------------------------------------------------------
DISTRIBUTIONS FROM THE FUND
------------------------------------------------------------------------------

  In addition to any increase in the value of shares which the Fund may achieve, shareholders may receive two kinds of return from the Fund: dividends and capital gains distributions.

  DIVIDENDS. Dividends from stocks and interest earned from other investments are the Fund's main source of income. Substantially all of this income, less expenses, is distributed annually as dividends to shareholders. Unless the shareholder instructs otherwise, dividends are automatically applied to purchase additional shares of the Fund at the next determined net asset value. See "Shareholder Services -- Reinvestment Plan."

  The per share dividends on Class B shares and Class C shares may be lower than the per share dividends on Class A shares as a result of the higher distribution fees and transfer agency costs applicable to such classes of shares.

  CAPITAL GAINS. The Fund may realize capital gains or losses when it sells securities, depending on whether the sales prices for the securities are higher or lower than their purchase prices. The Fund distributes to shareholders at least once a year the excess, if any, of its total profits on the sale of securities during the year over its total losses on the sale of securities, including capital losses carried forward from prior years under tax laws. As in the case of income dividends, capital gains distributions are automatically reinvested in additional shares of the Fund at net asset value unless the shareholder elects otherwise. See "Shareholder Services -- Reinvestment Plan."

------------------------------------------------------------------------------
TAX STATUS
------------------------------------------------------------------------------

  FEDERAL INCOME TAXATION. The Fund has qualified and intends to continue to qualify each year and to elect to be treated as a regulated investment company under Subchapter M of the Code. To qualify as a regulated investment company, the Fund must comply with certain requirements of the Code relating to, among other things, the source of its income and diversification of its assets.

  If the Fund so qualifies and distributes each year to its shareholders at least 90% of its net investment income (including tax-exempt interest, taxable income and net short-term capital gain, but not net capital gains, which are the excess of net long-term capital gains over net short-term capital losses), it will not be required to pay federal income taxes on any income distributed to shareholders. The Fund intends to distribute at least the minimum amount of net investment income necessary to satisfy the 90% distribution requirement. The Fund will not be subject to federal income tax on any net capital gains distributed to shareholders.

  In order to avoid a 4% excise tax, the Fund will be required to distribute, by December 31 of each year, at least 98% of its ordinary income (not including tax-exempt income) for such year and at least 98% of its capital gain net income (the latter of which generally is computed on the basis of the one-year period ending on October 31 of such year), plus any amounts that were not distributed in previous taxable years. For purposes of the excise tax, any ordinary income or capital gain net income retained by, and subject to federal income tax in the hands of, the Fund will be treated as having been distributed.

  If the Fund failed to qualify as a regulated investment company or failed to satisfy the 90% distribution requirement in any taxable year, the Fund would be taxed as an ordinary corporation on its taxable income (even if such income were distributed to its shareholders) and all distributions out of earnings and profits would be taxed to shareholders as ordinary income. To qualify again as a regulated investment company in a subsequent year, the Fund may be required to pay an interest charge on 50% of its earnings and profits attributable to non-regulated investment company years and would be required to distribute such earnings and profits to shareholders (less any interest charge). In addition, if the Fund failed to qualify as a regulated investment company for its first taxable year or, if immediately after qualifying as a regulated investment company for any taxable year, it failed to qualify for a period greater than one taxable year, the Fund would be required to recognize any net built-in gains (the excess of aggregate gains, including items of income, over aggregate losses that would have been realized if it had been liquidated) in order to qualify as a regulated investment company in a subsequent year.

  Some of the Fund's investment practices are subject to special provisions of the Code that, among other things, may defer the use of certain losses of the Fund and affect the holding period of the securities held by the Fund and the character of the gains or losses realized by the Fund. These provisions may also require the Fund to mark-to-market some of the positions in its portfolio (i.e., treat them as if they were sold for fair market value at the end of the tax-year), which may cause the Fund to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the 90% distribution requirement and the distribution requirements for avoiding income and excise taxes. The Fund will monitor its transactions and may make certain tax elections in order to mitigate the effect of these rules and prevent disqualification of the Fund as a regulated investment company.


  The Fund's ability to dispose of portfolio securities may be limited by the requirement for qualification as a regulated investment company that less than 30% of the Fund's annual gross income be derived from the disposition of securities held for less than three months. Under recently enacted legislation, this requirement will no longer be applicable to the Fund beginning on June 1, 1998.


  Investments of the Fund in securities issued at a discount or providing for deferred interest or payment of interest in kind are subject to special tax rules that will affect the amount, timing and character of distributions to shareholders. For example, with respect to securities issued at a discount, the Fund will be required to accrue as income each year a portion of the discount and to distribute such income each year in order to maintain its qualification as a regulated investment company and to avoid income and excise taxes. In order to generate sufficient cash to make distributions necessary to satisfy the 90% distribution requirement and to avoid income and excise taxes, the Fund may have to dispose of securities that it would otherwise have continued to hold.


  DISTRIBUTIONS. Distributions of the Fund's net investment income are taxable to shareholders as ordinary income to the extent of the Fund's earnings and profits, whether paid in cash or reinvested in additional shares. Distributions of the Fund's net capital gains ("capital gains dividends"), if any, are taxable to shareholders as long-term capital gains regardless of the length of time shares of the Fund have been held by such shareholders. Distributions in excess of the Fund's earnings and profits will first reduce the adjusted tax basis of a holder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming such shares are held as a capital asset). For a summary of the tax rates applicable to capital gains (including capital gains dividends), see "Capital Gains Rates Under the 1997 Tax Act" below. Tax-exempt shareholders not subject to federal income tax on their income generally will not be taxed on distributions from the Fund.


  Shareholders receiving distributions in the form of additional shares issued by the Fund will be treated for federal income tax purposes as receiving a distribution in an amount equal to the fair market value of the shares received, determined as of the distribution date. The basis of such shares will equal the fair market value on the distribution date.

  The Fund will inform shareholders of the source and tax status of all distributions promptly after the close of each calendar year. Fund distributions will not qualify for the dividends received deduction for corporations, except to the extent the Fund receives dividends from domestic corporations.

  Although dividends generally will be treated as distributed when paid, dividends declared in October, November or December, payable to shareholders of record on a specified date in such month and paid during January of the following year will be treated as having been distributed by the Fund and received by the shareholders on the December 31 prior to the date of payment. In addition, certain other distributions made after the close of a taxable year of the Fund may be "spilled back" and treated as paid by the Fund (except for purposes of the 4% excise tax) during such taxable year. In such case, shareholders will be treated as having received such dividends in the taxable year in which the distribution was actually made.


  Income from investments in foreign securities received by the Fund may be subject to income, withholding and other taxes imposed by foreign countries and U.S. possessions. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Investors may be entitled to claim United States foreign tax credits with respect to such taxes, subject to certain provisions and limitations contained in the Code. If more than 50% in value of the Fund's total assets at the close of its fiscal year consists of securities of foreign issuers, the Fund will be eligible to and may file elections with the Internal Revenue Service pursuant to which shareholders of the Fund will be required to (i) include their respective pro rata portions of such taxes in their United States income tax returns as gross income, and (ii) treat such respective pro rata portions as taxes paid by them. Each shareholder will be entitled, subject to certain limitations, to either deduct his respective pro rata portions of such foreign taxes in computing his taxable incomes or use them as foreign tax credits against his United States federal income taxes. No deduction for such foreign taxes may be claimed by a shareholder who does not itemize deductions. Each shareholder will be notified annually whether the foreign taxes paid by the Fund will "pass through" for that year and, if so, such notification will designate (i) the shareholder's portion of the foreign taxes paid to each such country and (ii) the portion of dividends that represent income derived from sources within each such country. The amount of foreign taxes for which a shareholder may claim a credit in any year will be subject to an overall limitation such that the credit may not exceed the shareholder's United States federal income tax attributable to the shareholder's foreign source taxable income. This limitation generally applies separately to certain specific categories of foreign source income including "passive income" which includes, among other types of income, dividends and interest. The foregoing is only a general description of the foreign tax credit under current law. Because application of the depends on the particular circumstances of each shareholder, shareholders are advised to consult their own tax advisers.

  Under Code Section 988, foreign currency gains or losses from certain forward contracts not traded in the interbank market as well as certain other gains or losses attributable to currency exchange rate fluctuations are typically treated as ordinary income or loss. Such income or loss may increase or decrease (or possibly eliminate) the Fund's income available for distribution. If, under the rules governing the tax treatment of foreign currency gains and losses, the Fund's income available for distribution is decreased or eliminated, all or a portion of the dividends declared by the Fund may be treated for federal income tax purposes as a return of capital or, in some circumstances, as capital gain. Generally, a shareholder's tax basis in Fund shares will be reduced to the extent that an amount distributed to such shareholder is treated as a return of capital.


  The Fund may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a regulated investment company that holds stock of a PFIC will be subject to federal income tax (i) on a portion of any "excess distribution" received on the stock or (ii) on any gain from a sale or disposition of the stock (collectively, "PFIC income"), plus interest thereon, even if the regulated investment company distributes the PFIC income as a taxable dividend to its stockholders. The balance of the PFIC income will be included in the regulated investment company's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders. If the Fund invests in a PFIC and elects to treat the PFIC as a "qualified electing fund," then in lieu of the foregoing tax and interest obligation, the Fund would be required to include in income each year its pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain, which most likely would have to be distributed by the Fund to satisfy the distribution requirement for avoiding income and excise taxes. In many instances it may be very difficult to make this election due to certain requirements imposed with respect to the election.



  Under provisions of the Taxpayer Relief Act of 1997 (the "1997 Tax Act") generally effective for taxable years ending after 1997, the Fund may make an election to annually mark-to-market certain publicly traded PFIC stock (a "PFIC Mark-to-Market Election"). "Marking-to-market," in this context, means recognizing as ordinary income or loss each year an amount equal to the difference between the Fund's adjusted tax basis in such PFIC stock and its fair market value. Losses will be allowed only to the extent of net mark-to-market gain previously included by the Fund pursuant to the election for prior taxable years. The Fund may be required to include in its taxable income for the first taxable year in which it makes a PFIC Mark-to-Market Election an amount equal to the interest charge that would otherwise accrue with respect to distributions on, or distributions of, the PFIC stock. This amount would not be deductible from the Fund's taxable income.

The PFIC Mark-to-Market Election applies to the taxable year for which made and to all subsequent taxable years, unless the PFIC stock ceases to be publicly traded or the Internal Revenue Service consents to revocation of the election. By making the PFIC Mark-to-Market Election, the Fund could ameliorate the adverse tax consequences arising from its ownership of PFIC stock, but in any particular year may be required to recognize income in excess of the distributions it receives from the PFIC and proceeds from the dispositions of PFIC stock.


  The Fund is required, in certain circumstances, to withhold 31% of dividends and certain other payments, including redemptions, paid to shareholders who do not furnish to the Fund their correct taxpayer identification number (in the case of individuals, their social security number) and certain required certifications or who are otherwise subject to backup withholding.


  SALE OF SHARES. The sale of shares (including transfers in connection with a redemption or repurchase of shares) will be a taxable transaction for federal income tax purposes. Selling shareholders will generally recognize gain or loss in an amount equal to the difference between their adjusted tax basis in the shares and the amount received. If such shares are held as a capital asset, the gain or loss will be a capital gain or loss. Any loss recognized upon a taxable disposition of shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gains dividends received with respect to such shares. For a summary of the tax rates applicable to capital gains, see "Capital Gains Rates Under the 1997 Tax Act" below. For purposes of determining whether shares have been held for six months or less, the holding period is suspended for any periods during which the shareholder's risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property or through certain options or short sales.



  CAPITAL GAINS RATES UNDER THE 1997 TAX ACT. Under the 1997 Tax Act, the maximum tax rates applicable to net capital gains recognized by individuals and other non-corporate taxpayers are (i) the same as ordinary income rates for capital assets held for one year or less, (ii) 28% for capital assets held for more than one year but not more than 18 months and (iii) 20% for capital assets held for more than 18 months. Under the 1997 Tax Act, the Treasury is authorized to issue regulations that address the application of the new capital gains rates to sales and exchanges by regulated investment companies and to sales and exchanges of interests in regulated investment companies, but no such regulations have been issued as of the date hereof. It is expected that the new tax rates for capital gains under the 1997 Tax Act described above will apply to distributions of capital gains dividends by regulated investment companies such as the Fund as well as to sales and exchanges of shares in regulated investment companies such as the Fund. With respect to capital losses recognized on dispositions of shares held six months or less where such losses are treated as long-term capital losses to the extent of prior capital gains dividends received on such shares (see "Sale of Shares" above), it is unclear how such capital losses offset the capital gains referred to above. Shareholders should consult their own tax advisors as to the application of the new capital gains rates to their particular circumstances.



  GENERAL. The federal, state and local income tax discussion set forth above is for general information only. Prospective investors should consult their advisors regarding the specific federal tax consequences of purchasing, holding and disposing of shares, as well as the effects of state, local and foreign tax law and any proposed tax law changes.

------------------------------------------------------------------------------
FUND PERFORMANCE
------------------------------------------------------------------------------

  From time to time the Fund may advertise its total return for prior periods. Any such advertisement would include at least average annual total return quotations for a one year period or for the life of the Fund. Other total return quotations, aggregate or average, over other time periods may also be included.

  The total return of the Fund for a particular period represents the increase (or decrease) in the value of a hypothetical investment in the Fund from the beginning to the end of the period. Total return is calculated by subtracting the value of the initial investment from the ending value and showing the difference as a percentage of the initial investment; the calculation assumes the initial investment is made at the current maximum public offering price (which includes a maximum sales charge of 5.75% for Class A shares); that all income dividends or capital gains distributions during the period are reinvested in Fund shares at net asset value; and that any applicable CDSC has been paid. The Fund's total return will vary depending on market conditions, the securities comprising the Fund's portfolio, the Fund's operating expenses and unrealized net capital gains or losses during the period. Total return is based on historical earnings and asset value fluctuations and is not intended to indicate future performance. No adjustments are made to reflect any income taxes payable by shareholders on dividends and distributions paid by the Fund.

  Average annual total return quotations for periods of two or more years are computed by finding the average annual compounded rate of return over the period that would equate the initial amount invested to the ending redeemable value.

  Total return is calculated separately for Class A shares, Class B shares and Class C shares of the Fund. Class A shares total return figures include the maximum sales charge of 5.75%; Class B shares and Class C shares total return figures include any applicable CDSC. Because of the differences in sales charges and distribution fees, the total returns for each of the classes will differ.

  From time to time, the Fund may include in its sales literature and shareholder reports a quotation of the current "distribution rate" for each class of shares of the Fund. Distribution rate is a measure of the level of income and short-term capital gain dividends, if any, distributed for a specified period. Distribution rate differs from yield, which is a measure of the income actually earned by the Fund's investments, and from total return which is a measure of the income actually earned by the Fund's investments plus the effect of any realized and unrealized appreciation or depreciation of such investments during a stated period. Distribution rate is, therefore, not intended to be a complete measure of the Fund's performance. Distribution rate may sometimes be greater than yield since, for instance, it may not include the effect of amortization of bond premiums, and may include non-recurring short-term capital gains and premiums from futures transactions engaged in by the Fund. Distribution rates will be computed separately for each class of the Fund's shares.

  In reports or other communications to shareholders or in advertising material, the Fund may compare its performance with that of other mutual funds as listed in the ratings or rankings prepared by Lipper Analytical Services, Inc., CDA, Morningstar Mutual Funds or similar independent services which monitor the performance of mutual funds, with the Consumer Price Index, the Dow Jones Industrial Average Index, Standard & Poor's indices, or NASDAQ, other appropriate indices of investment securities, or with investment or savings vehicles. The performance information may also include evaluations of the Fund published by nationally recognized ranking services and by nationally recognized financial publications. Such comparative performance information will be stated in the same terms in which the comparative data or indices are stated. Such advertisements and sales material may also include a yield quotation as of a current period. In each case, such total return and yield information, if any, will be calculated pursuant to rules established by the SEC and will be computed separately for each class of the Fund's shares. For these purposes, the performance of the Fund, as well as the performance of other mutual funds or indices, do not reflect sales charges, the inclusion of which would reduce Fund performance. The Fund will include performance data for each class of shares of the Fund in any advertisement or information including performance data of the Fund.


  The Fund may also utilize performance information in hypothetical illustrations provided in narrative form. These hypotheticals will be accompanied by standard performance information required by the SEC as described above.



  The Fund's Annual Report and Semi-Annual Report contain additional performance information. A copy of the Annual Report or Semi-Annual Report may be obtained without charge by calling or writing the Fund at the telephone number and address printed on the cover of this Prospectus.

------------------------------------------------------------------------------
DESCRIPTION OF SHARES OF THE FUND
------------------------------------------------------------------------------

  The Trust was originally incorporated in the State of Maryland on May 25, 1990. The Trust was reorganized as a business trust under the laws of the state of Delaware on August 31, 1995 and adopted its current name as of that time. The authorized capitalization of the Trust consists of an unlimited number of shares of beneficial interest, par value $0.01 per share. The Trust may establish from time to time one or more separate series, such as the Fund, and authorize separate classes of shares of such series. The Fund currently offers three classes of shares, designated Class A shares, Class B shares and Class C shares. Other classes may be established from time to time. Shares issued by the Fund are fully paid, non-assessable and, except as described herein, have no preemptive or conversion rights.

  Each class of shares represents an interest in the same assets of the Fund and generally are identical in all respects except that each class bears certain distribution expenses and has exclusive voting rights with respect to its distribution fee. There are no conversion, preemptive or other subscription rights, except with respect to the conversion of certain shares into Class A shares as described herein. In the event of liquidation, each of the shares of the Fund is entitled to its portion of all of the Fund's net assets after all debt and expenses of the Fund have been paid. Since Class B shares and Class C shares pay higher distribution fees and transfer agency costs, the liquidation proceeds to Class B shareholders and Class C shareholders are likely to be lower than to other shareholders.

  The Fund does not contemplate holding regular meetings of shareholders to elect Trustees or otherwise. However, the holders of 10% or more of the outstanding shares may by written request require a meeting to consider the removal of Trustees by a vote of two-thirds of the shares then outstanding cast in person or by proxy at such meeting. The Fund will assist such holders in communicating with other shareholders of the Fund to the extent required by the 1940 Act. More detailed information concerning the Fund is set forth in the Statement of Additional Information.

  The Trust's Declaration of Trust provides that no Trustee, officer or shareholder of the Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or liability of the Fund but the assets of the Fund only shall be liable.

------------------------------------------------------------------------------
ADDITIONAL INFORMATION
------------------------------------------------------------------------------

  This Prospectus and the Statement of Additional Information do not contain all the information set forth in the Registration Statement filed by the Trust with the SEC under the 1933 Act. Copies of the Registration Statement may be obtained at a reasonable charge from the SEC or may be examined, without charge, at the office of the SEC in Washington, D.C.


  The fiscal year end of the Fund is May 31. The Fund sends to its shareholders at least semi-annually reports showing the Fund's portfolio and other information. An Annual Report, containing financial statements audited by the Fund's independent accountants, is sent to shareholders each year. After the end of each year, shareholders will receive federal tax information regarding dividends and capital gains distributions.


  For Automated Telephone Service which provides 24-hour direct dial access to fund facts and shareholder account information, dial (800) 847-2424. For inquiries through Telecommunications Device for the Deaf (TDD) dial (800) 421-2833.

EXISTING SHAREHOLDERS--
FOR INFORMATION ON YOUR
EXISTING ACCOUNT PLEASE CALL
THE FUND'S TOLL-FREE
NUMBER--(800) 341-2911

PROSPECTIVE INVESTORS--CALL
YOUR BROKER OR (800) 421-5666

DEALERS--FOR DEALER
INFORMATION, SELLING
AGREEMENTS, WIRE ORDERS, OR
REDEMPTIONS CALL THE
DISTRIBUTOR'S TOLL-FREE
NUMBER--(800) 421-5666

FOR SHAREHOLDER AND DEALER
INQUIRIES THROUGH
TELECOMMUNICATIONS DEVICE
FOR THE DEAF (TDD)
DIAL (800) 421-2833


FOR AUTOMATED TELEPHONE
SERVICES DIAL (800) 847-2424


VAN KAMPEN AMERICAN CAPITAL
GLOBAL EQUITY FUND
One Parkview Plaza
Oakbrook Terrace, IL 60181

Investment Adviser

VAN KAMPEN AMERICAN CAPITAL
ASSET MANAGEMENT, INC.
One Parkview Plaza
Oakbrook Terrace, IL 60181

Investment Subadviser

MORGAN STANLEY ASSET
MANAGEMENT INC.
1221 Avenue of the Americas
New York, New York 10020

Distributor

VAN KAMPEN AMERICAN CAPITAL
DISTRIBUTORS, INC.
One Parkview Plaza
Oakbrook Terrace, IL 60181

Transfer Agent

ACCESS INVESTOR SERVICES, INC.
P.O. Box 418256
Kansas City, MO 64141-9256
Attn: Van Kampen American Capital
     Global Equity Fund

Custodian

STATE STREET BANK AND
TRUST COMPANY
225 West Franklin Street
P.O. Box 1713
Boston, MA 02105-1713
Attn: Van Kampen American Capital
     Global Equity Fund

Legal Counsel

SKADDEN, ARPS, SLATE,
MEAGHER & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, IL 60606

Independent Accountants

PRICE WATERHOUSE LLP
1201 Louisiana
Suite 2900
Houston, TX 77002

 ------------------------------------------------------------------------------

                               GLOBAL EQUITY FUND

 ------------------------------------------------------------------------------

                              P R O S P E C T U S


                               SEPTEMBER 28, 1997


        ------  A WEALTH OF KNOWLEDGE - A KNOWLEDGE OF WEALTH  ------
                          VAN KAMPEN AMERICAN CAPITAL
    ------------------------------------------------------------------------